SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SHOPPING.COM LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 29, 2005

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Shopping.com Ltd., to be held at Shopping.com’s principal executive offices, 1 Zoran Street, Netanya, Israel, on Tuesday, June 7, 2005, at 10:00 a.m., Israel time.

Holders of Shopping.com’s ordinary shares are being asked to vote on the matters listed in the enclosed Notice of Annual General Meeting. The board of directors recommends a vote “FOR” each of the matters set forth in the notice.

It is important that you use this opportunity to take part in the affairs of Shopping.com by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the Annual General Meeting of Shareholders and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Daniel T. Ciporin Chief Executive Officer and Chairman of the Board of Directors

SHOPPING.COM LTD.

1 Zoran Street

Netanya, 42504, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on June 7, 2005

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of SHOPPING.COM LTD. (the “Company”) will be held at our principal executive offices, 1 Zoran Street, Netanya, Israel, on Tuesday, June 7, 2005, at 10:00 a.m., Israel time, for the following purposes:

1.	To elect three Class I directors of the Company, each to serve until the 2008 Annual General Meeting and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board of Directors (the “Board”) intends to present the following nominees for election as Class I directors:

Michael Eisenberg                            John Johnston                            Reinhard Liedl

2.	To approve the compensation package of our current Chief Executive Officer and Chairman of the Board and our future Chief Executive Office and member of the Board as required by the Israeli Companies Law, 1999.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s fiscal 2005 independent registered public accounting firm and to authorize the Board to set the compensation of the independent registered public accounting firm.

4.	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on April 28, 2005 as the record date for determining those holders of ordinary shares who will be entitled to notice of this Annual General Meeting of Shareholders and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Martin E. Roberts Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO AUTHORIZE THE BOARD TO SET THE COMPENSATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm	29
Audit and Non-Audit Fees Paid to Independent Registered Public Accounting Firm	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
OTHER BUSINESS	30
APPENDICES
Audit Committee Charter	A-1
Form of Ciporin Employment Agreement	B-1
Norrington Employment Agreement	C-1

This proxy statement contains a report issued by our compensation committee related to executive compensation for fiscal 2004, a report issued by our audit committee relating to certain activities during fiscal 2004 and a chart titled “Company Stock Price Performance.” Shareholders should be aware that under Securities Exchange Commission (“SEC”) rules, these committee reports and the stock price performance chart are not considered “filed” with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and are not incorporated by reference in any past or future filing by Shopping.com under the Exchange Act or the Securities Act of 1933, as amended, unless those sections are specifically referenced.

ii

SHOPPING.COM LTD.

1 Zoran Street

Netanya, 42504, Israel

PROXY STATEMENT

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Shopping.com Ltd., an Israeli company (the “Company” or “Shopping.com”), of proxies to be voted at the Annual General Meeting of Shareholders (the “Meeting”), which will be held at our principal executive offices, 1 Zoran Street, Netanya, Israel, on Tuesday, June 7, 2005, at 10:00 a.m., Israel time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying form of proxy were first mailed to all shareholders on or about May 5, 2005.

Record Date

The close of business on April 28, 2005 was the record date (the “Record Date”) for shareholders entitled to notice of the Meeting. As of the Record Date, we had 29,657,957 ordinary shares outstanding and entitled to vote, with approximately 193 shareholders of record.

Voting Rights and Voting

Only shareholders of record at the close of the Record Date will be entitled to vote at the Meeting. Shareholders on the Record Date are entitled to one vote for each ordinary share held as of the record date. Our ordinary shares do not have cumulative voting rights. All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

All ordinary shares represented by properly executed proxies received prior to or at the Meeting and not revoked prior to the Meeting will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in accordance with the recommendation of the Board contained in this proxy statement and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the Meeting.

Quorum

We need a quorum to take action at the Meeting. We will have a quorum if the majority of the shares outstanding on the record date are present at the meeting, either in person or by proxy. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum, but are not counted for any purpose in determining whether a matter is approved.

Vote Required to Approve the Proposals

Under the Israeli Companies Law and our Articles of Association, the vote of a majority of the ordinary shares present and voting at the Meeting is required to approve Proposals 1-3.

Some shareholders of record, such as brokers, are nominees holding shares on behalf of beneficial owners. Such nominees seek voting instructions from the beneficial owners of the shares they hold of record. If the beneficial owners give voting instructions to the nominees, the shares will be voted and counted as votes in favor or against the proposals as indicated in the voting instructions. If the beneficial owners give no voting instructions to the nominee on a matter that is deemed “routine,” such as Proposals 1 and 3 presented in this proxy statement, the nominees may vote shares in their discretion either for or against the routine proposal. These shares (called “broker non-votes”) will also be counted as present in determining whether we have a quorum, but are not counted or deemed to be present or represented for the purpose of determining whether the shareholders have approved a matter. Please note that brokers cannot vote shares held on behalf of their clients on “non-routine” matters, such as Proposal 2 regarding director compensation.

Abstentions with regard to the election of directors, and directions to withhold voting authority for one or more members of the Board, will not be counted in the tabulation of the votes cast on the proposal presented to shareholders.

Interest of Certain Persons in Matters to be Acted Upon

Our current Chief Executive Officer and Chairman of the Board, Daniel Ciporin, and our future Chief Executive Officer and current member of the Board, Lorrie Norrington, each has an interest in approval of Proposal 2 because this proposal concerns their compensation.

Revocability of Proxies

A shareholder may revoke his, her or its proxy by delivering to Shopping.com, subsequent to receipt by Shopping.com of his, her or its proxy, a written notice canceling the proxy or by submitting a different proxy bearing a later date, prior to or at the Meeting. A shareholder’s proxy will also be revoked upon receipt by the Chairman of the Meeting of written notice from such shareholder of the revocation of his, her or its proxy or by voting in person at the Meeting. Attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the meeting a letter from the broker, bank or other nominee confirming such shareholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the Meeting.

Soliciting Proxies

Shopping.com will pay all expenses of soliciting proxies at the Meeting. After the proxies are initially distributed, we and/or our agents may also solicit proxies by mail, electronic mail, telephone or in person. No additional compensation will be paid to our directors, officers and other regular employees for such services. We have hired a proxy solicitation firm, The Altman Group, to assist us with soliciting proxies. We will pay a fee of $6,500 plus their expenses, which we estimate will be approximately $1,500. After the proxies are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the proxy statement, proxy card and other materials to people for whom they hold our ordinary shares, and to request that the beneficial holders give them the authority to complete and sign the proxies. We will reimburse the record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

Voting Results

The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by our Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2005.

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

The Board consists of nine members and is divided into three classes, with each class consisting of two or more members and each class serving staggered three-year terms. The term of the Class I directors, who are currently Michael Eisenberg, John Johnston and Reinhard Liedl, will expire at this Meeting. The term of the Class II directors, who are currently Daniel Ciporin and J. William Gurley, will expire at the 2006 Annual Meeting of Shareholders. The term of the Class III directors, who are currently Elizabeth Cross, Alex W. “Pete” Hart, Ann Mather and Lorrie Norrington, will expire at the 2007 Annual Meeting of Shareholders.

Each of the nominees for election to the Class I is currently a member of the Board. If elected at the Meeting, each of the nominees would serve until the 2008 Annual Meeting of Shareholders or until his successor is elected and qualified, or such director’s earlier death, resignation or removal. Directors will be elected by a plurality of the votes of ordinary shares present or represented by proxy at the meeting and entitled to vote at the election of directors. Shares represented by an executed proxy will be voted “for” the election of the three nominees recommended by the Board unless the proxy is marked in such a manner as to withhold the authority so to vote. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the present Board may determine. Shopping.com is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Director Nominees

Michael A. Eisenberg (Age 33) – Mr. Eisenberg has served as a member of the Board since August 1998. Since 1997, Mr. Eisenberg has served as a general partner at Israel Seed Partners, a private venture capital firm. Mr. Eisenberg received his B.A. in political science from Yeshiva University.

John R. Johnston (Age 52) – Mr. Johnston has served as a member of the Board since April 2003. Since 1995, Mr. Johnston has served as a general partner of August Capital, a private venture capital firm, which he co-founded. Mr. Johnston received his A.B. in English from Princeton University and his M.B.A. from Harvard Business School.

Reinhard Liedl (Age 50) – Dr. Liedl has served as a member of the Board since February 2001. Since 1998, Dr. Liedl has served as chief financial officer and an executive vice president of DirectGroup Bertelsmann, which operates all clubs and e-commerce activities of the Bertelsmann Group. Dr. Liedl currently serves as a member of the supervisory board for Buch.de Internetstores AG, Münster, an online retailer of books and a publicly traded company on the Frankfurt Stock Exchange. Dr. Liedl received his diploma in mathematics and his Ph.D. in business administration from Westfaelische Wilhelms University in Germany.

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF THE EACH OF THE NOMINATED CLASS I DIRECTORS

CURRENT DIRECTORS

Class I – standing for re-election at this Meeting

Messrs. Eisenberg and Johnston and Dr. Liedl currently serve as directors. Each will be standing for re-election at the Meeting. Biographies for each are set forth in Proposal 1 above.

Class II – standing for re-election at the Annual Shareholder Meeting in 2006

Daniel T. Ciporin (Age 47) – Mr. Ciporin has served as chairman of the Board since October 2001. He has served as our chief executive officer since January 1999 and will continue to do so until June 1, 2005. From 1997 through January 1999, Mr. Ciporin served as senior vice president of global deposit products at MasterCard International Incorporated, a provider of credit and payment solutions. Mr. Ciporin received his B.A from the Woodrow Wilson School of Public and International Affairs at Princeton University and his M.B.A. from the Yale School of Organization and Management.

J. William Gurley (Age 38) – Mr. Gurley has served as a member of the Board since April 2003. Since February 1999, Mr. Gurley has served as a general partner with Benchmark Capital, a private venture capital firm. Mr. Gurley is a director of Jamdat Mobile, Inc., a provider of wireless interactive entertainment software. Mr. Gurley received his B.S. in computer science from the University of Florida and his M.B.A. from the University of Texas.

Class III – standing for re-election at the Annual Shareholder Meeting in 2007

Alex W. “Pete” Hart (Age 64) – Mr. Hart has served as a member of the Board since November 2004. Since 1997, Mr. Hart has been an independent consultant to the consumer services industry, focusing on payment services and consumer finance. From 1995 to 1997, he served as chief executive officer of Advanta Corporation, a consumer lending company, and he was its executive vice chairman from 1994 to 1996. From 1988 to 1994, Mr. Hart served as president and chief executive officer of MasterCard International, a global payment provider. Mr. Hart is chairman of the board of directors of Silicon Valley Bancshares Inc., and a director of Fair Isaac Corporation, a provider of analytics and decision technology, and of Global Payments, Inc., a payment services company. Mr. Hart holds a B.A. in Social Relations from Harvard University.

Ann Mather (Age 45) – Ms. Mather has served as a member of the Board since May 2004. From September 1999 to May 2004, Ms. Mather served as executive vice president and chief financial officer of Pixar, a digital animation studio. From July 1999 to September 1999, she was executive vice president and chief financial officer of Village Roadshow Pictures. From 1992 to July 1999, Ms. Mather worked for Walt Disney Studios in a number of executive positions, most recently as Senior Vice President of Finance for Buena Vista International. Ms. Mather currently serves on the board of directors of Central European Media Enterprises Ltd., an international television broadcasting company that operates a group of networks and stations across Central and Eastern Europe. Ms. Mather is a graduate of Cambridge University in England and is a chartered accountant.

Lorrie M. Norrington (Age 45) – Ms. Norrington has served as a member of the Board since June 2004 and will be our Chief Executive Officer beginning June 1, 2005. From August 2001 to March 2005, Ms. Norrington served as executive vice president in the office of the CEO of Intuit, Inc., a business and financial management software company. Prior to joining Intuit, from 1982 to July 2001, she served in a variety of positions at General Electric Corporation, a diversified technology, media and financial services company, including most recently as president and chief executive officer of GE FANUC Automation, a global manufacturing automation solutions business. Ms. Norrington received her B.S. in business administration from the University of Maryland and her M.B.A. from Harvard Business School.

Elizabeth Cross (Age 46) – Ms. Cross has served as a member of the Board since December 2004. In 1991, Ms. Cross co-founded Ariat International, Inc., a global footwear and clothing brand focused on the equestrian market, and has served as its chairman and chief executive officer since that time. From 1988 to 1991, Ms. Cross was a management consultant with Bain & Company, an international strategy consulting firm. She received her B.A. from the University of Colorado and her M.B.A. from the Stanford Graduate School of Business.

CORPORATE GOVERNANCE

Director Independence and Qualifications

With the exception of Mr. Ciporin and Ms. Norrington, each of our directors qualifies as an “independent director” as defined under the published listing requirements of The NASDAQ Stock Market.

The boards of directors of Israeli companies whose ordinary shares are publicly traded are required to include at least two members who qualify as “external directors” under Israeli law. Israeli law provides that a person is not qualified to serve as an external director of the Company if at any time during the two years preceding appointment, that person, a relative, partner or employer of that person, or any entity under that person’s control, has had any affiliation or business relations with the Company, any entity controlling the Company or an entity that, as of the date of appointment, or at any time during the two years preceding that date, is controlled by the Company or by an entity controlling the Company. At an Extraordinary General Meeting held in January 2005, our shareholders confirmed Mr. Hart and Ms. Cross as the Company’s external directors. In addition, the Israeli Companies Law was recently amended to require that at least one external director have financial and accounting expertise and that the other external director meet certain professional qualifications. This amendment will only take effect with respect to appointments (or re-appointments) of external directors occurring after the adoption of regulations to define the prerequisites for meeting these qualifications.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating committee.

Audit Committee. Our audit committee assists the Board in fulfilling its oversight responsibilities relating to our financial accounting, reporting and controls. Pursuant to its charter, the audit committee is responsible for monitoring the integrity of our financial statements and auditing, accounting and financial reporting processes, evaluating the qualifications and independence of the external auditor and detecting defects in the management of our business through consultation with the internal auditor. The responsibilities of the audit committee under Israeli law include identifying irregularities in the management of the Company’s business and approving certain related party transactions. The audit committee met seven times in 2004. The Board has adopted an audit committee charter that is available on our website at http://investor.shopping.com/downloads/audit.pdf and is attached as an appendix to this proxy statement.

The board of directors of an Israeli public company must appoint an audit committee with at least three members, all of whom are members of the board of directors. The chairman of the Board, any controlling shareholder, any relative of a controlling shareholder, and any director employed by the Company or who provides services to the Company on a regular basis (other than as a Board member) may not serve on the audit committee. Currently, the members of our audit committee are Ms. Mather, who is the chair, Dr. Liedl, Mr. Hart and Ms. Cross. Mr. Hart and Ms. Cross are our external directors and the composition of our audit committee meets the requirements of Israeli law. In addition, as required by the NASDAQ rules, the Board determined that three members of our audit committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees.

Each member of the audit committee is “financially literate” as required by the NASDAQ rules. The audit committee also includes at least one member, Ann Mather, who was determined by the Board to meet the qualifications of the “audit committee financial expert” in accordance with the SEC rules and to meet the qualifications of “financial sophistication” in accordance with the NASDAQ rules. Shareholders should understand that these designations related to our audit committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose on them any duties, obligations or liabilities that are greater than those generally imposed on any member of the audit committee or of the Board.

Compensation Committee. Our compensation committee reviews and determines policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives, and determining compensation of these officers based on those evaluations. This committee also administers our equity-based compensation plans, subject to approval by the Board of certain actions to the extent required by applicable law. Under our Articles of Association, all compensation arrangements with executive officers who are not directors require approval of the compensation committee. However, extraordinary transactions with executive officers require additional approvals. Arrangements regarding the compensation of directors, including executive officers who are directors, require approval of the audit committee, the Board and the shareholders in that order. The compensation committee met nine times during 2004. Currently, the members of our compensation committee are Mr. Eisenberg, who is the chair, and Mr. Hart. Mr. Eisenberg and Mr. Hart are independent as defined by the NASDAQ rules, non-employee directors within the meaning of Section 16 of the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Board has adopted a compensation committee charter that is available on our website at http://investor.shopping.com/downloads/compensation.pdf.

Nominating Committee. Our nominating committee identifies, evaluates and recommends nominees for membership on the Board. Our nominating committee was formed in February 2004 and met two times during 2004. The members of our nominating committee are Mr. Gurley, who is the chair, Ms. Mather and Ms. Cross. The Board has determined that each member of our nominating committee is an independent director as defined under the rules of The NASDAQ Stock Market. The Board has adopted a nominating committee charter that is available on our website at http://investor.shopping.com/downloads/nominating.pdf.

Consideration of Director Nominees. The nominating committee determines the desired qualifications, expertise and characteristics of the members of the Board. To this end, the nominating committee considers the independence, diversity, age, integrity, skills, expertise, breadth of experience, knowledge about the Company’s business or industry, and willingness to devote adequate time and effort to Board responsibilities, in the context of the existing composition and needs of the Board and its committees.

The nominating committee recommends to the Board all director nominees before they are appointed to the Board or proposed by the Board for election by the shareholders. In the past, we have used third parties to identity potential nominees and we may do so in the future.

Attendance at Board and Annual Shareholder Meetings

The Board met 18 times during 2004. In 2004, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all Board committees on which he or she served (during the period that he or she served).

Our policy is that Board members are invited to attend our annual shareholder meetings, but their attendance is not required.

SHAREHOLDER MATTERS

Shareholder Communications with the Board

Shareholders may communicate with the Board by e-mail to corporate_secretary@shopping.com, or by mail to Corporate Secretary, Shopping.com Ltd., c/o Shopping.com, Inc., 8000 Marina Boulevard, Fifth Floor, Brisbane, California 94005. The Corporate Secretary assists the Board in reviewing and responding appropriately to shareholder communications. The names of specific Board members to whom the communication is directed, if any, should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

Shareholder Nominations of Director Candidates

In connection with selecting director nominees, the nominating committee will consider nominations properly submitted by shareholders in accordance with the rules and regulations of the Securities and Exchange Commission and Israeli law and the procedures set forth in our Articles of Association or any policy adopted by the nominating committee with regard to any director nominees recommended for nomination by the shareholders. The nominating committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders.

Shareholder Proposals or Nominations for the 2006 Annual Meeting of Shareholders

Shareholder proposals intended to be included in our proxy materials for our 2006 Annual General Meeting of Shareholders must be received by us at our principal executive offices no later than December 30, 2005. Such proposals may be included in the 2006 Annual General Meeting of Shareholders materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after that date will be considered untimely are not required to be included in our proxy materials for that meeting.

Other shareholder proposals may be presented at the 2006 Annual General Meeting of Shareholders if certain requirements are met. Under Israeli law and our Articles of Association, only shareholders who hold at least 1% of the outstanding voting rights are entitled to request that the Board include a proposal in a future shareholders meeting, provided that the subject is suitable for discussion at a shareholders meeting. Our Articles of Association provide that shareholder proposals for an Annual General Meeting of Shareholders must be delivered to the Company at least 75 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. Our 2005 Annual General Meeting will be held on June 7, 2005. For more information about the procedures for submitting proposals for consideration at a shareholder meeting, you may request a copy of our Articles of Association from the Corporate Secretary of our U.S. subsidiary, Shopping.com, Inc., located at 8000 Marina Boulevard, Fifth Floor, Brisbane, California 94005, Attn: Corporate Secretary. Our Articles of Association are also located on our website at http://investor.shopping.com/downloads/ArticlesofAssociation.pdf.

PROPOSAL NO. 2—APPROVAL OF COMPENSATION OF CERTAIN DIRECTORS

On April 6, 2005 we announced that Daniel Ciporin, our Chief Executive Officer (“CEO”) and the Chairman of the Board (“Chairman”), plans to resign from his position as CEO while remaining in the position of Chairman. One of the current members of the Board, Lorrie Norrington, will become our CEO and will remain a member of the Board. We expect this transition to be complete as of June 1, 2005. In light of these changes to our management, the Board has approved new compensation packages for Mr. Ciporin and Ms. Norrington. Under the Israeli Companies Law a director may be paid compensation by the Company for his or her services as director or otherwise only to the extent that such compensation is approved by the Company’s shareholders. At the Meeting, we are seeking shareholder approval of compensation packages for Mr. Ciporin and Ms. Norrington.

Dan Ciporin

We believe that it is the best interests of our shareholders that the Company be authorized to provide Mr. Ciporin the following compensation while he serves as Chairman or an employee of the Company after June 1, 2005.

•	An annual base salary of $275,000 for the 12 month period following June 1, 2005, and thereafter annual base salary of $75,000 until December 31, 2006, in each case for such time as he remains a member of the Board or an employee of the Company.

•	A bonus of 73% of his salary through June 1, 2005.

•	A grant of 35,000 restricted ordinary shares that may be purchased by Mr. Ciporin at their par value of NIS 0.01 per share (“Ciporin Restricted Share Grant”). 50% of such shares vest upon the determination by the Board that the Company achieved at least 90% of the performance goals for revenue and EBITDA as set forth in the Company’s 2005 Performance Incentive Plan; and the other 50% of such shares vest upon the determination by the Board that the Company has achieved at least 90% of the performance goals for revenue and pro forma operating profit objective as set forth in the 2006 Performance Incentive Plan. In any event, the shares shall fully vest on December 31, 2007. If prior to December 31, 2006, Mr. Ciporin is terminated by the Company without “cause” and subject to his execution of a general release of known and unknown claims in a form satisfactory to the Company, any then unvested shares subject to the Ciporin Restricted Share Grant will vest.

•	“Cause” occurs if Mr. Ciporin is terminated for any of the following reasons: (i) theft, dishonesty, misconduct or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) Mr. Ciporin’s failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure such failure or inability, as long as such inability does not result from a disability; or (v) his conviction (including any plea of guilty or no contest) for any criminal act that impairs his ability to perform his duties under the employment agreement or in any way has a detrimental effect on the Company’s business or reputation.

•	An option to purchase 80,000 ordinary shares at an exercise price of $18.21 per share (“Ciporin Option Grant”), which was the closing price of our ordinary shares on the NASDAQ National Market on the date of grant, February 17, 2005. The Ciporin Option Grant vests monthly over 24 months beginning January 1, 2005. The same acceleration benefits that apply to the Ciporin Restricted Share Grant above, apply to the Ciporin Option Grant except that in the event of his termination for any reason (other than for cause) the period of time in which Mr. Ciporin will have to exercise his vested options will be one year from the date of such termination of employment and, provided further, that in the event of a termination for death or disability, Mr. Ciporin (or his estate) will have a period of two years to exercise his vested options from the date of his termination of employment.

•	Mr. Ciporin will continue to be entitled to change in control benefits that are applicable to his other unvested equity compensation awards except that “good reason” shall have the meaning set forth below. For more information on these benefits see “Current Employment Agreement—Daniel Ciporin.”

•	“Good Reason” means the Company’s failure to nominate the Chairman for reelection to the Board during the time that Mr. Ciporin is employed by the Company during the period from June 1, 2005 to December 31, 2006.

•	If Mr. Ciporin is terminated by the Company without cause or he voluntarily resigns from his employment at the Company for good reason, then the Company will accelerate any outstanding unvested options through December 31, 2006 that were granted to Mr. Ciporin prior to February 17, 2005.

•	The Company will reimburse Mr. Ciporin, subject to his timely election of COBRA continuation coverage, the cost of monthly COBRA continuation coverage premiums upon his termination of employment until the earlier of the date he becomes covered under another employer’s group health plan or 18 months from the later of his resignation date as CEO or the date he ceases to be eligible for group health plan coverage under the terms of the Company’s group health plan.

•	While employed by the Company (and not to extend beyond December 31, 2006) Mr. Ciporin will receive an annual payment from the Company of not greater than $2,000 for the maintenance of a home office.

If shareholders approve Mr. Ciporin’s compensation package as described above (the “Ciporin Compensation Package”), the Company will enter into a new employment agreement with Mr. Ciporin that replaces his current employment agreement and contains the Ciporin Compensation Package described above. See “Current Employment Agreement—Daniel Ciporin” for additional information on Mr. Ciporin’s current severance benefits. The form of employment agreement to be entered into with Mr. Ciporin in connection with the Ciporin Compensation Package is attached to this proxy statement as Appendix B.

Lorrie Norrington

We believe that it is the best interests of our shareholders that the Company be authorized to provide Ms. Norrington the following compensation while she serves as an executive officer and/or CEO of the Company:

•	For a period of time from March 31, 2005 through May 31, 2005, Ms. Norrington will receive a base salary of $50,000 annually in her capacity as an executive officer of the Company.

•	Effective as of June 1, 2005, a base salary of $350,000 annually and standard employment benefits including health and life insurance, while serving in her capacity as CEO.

•	A bonus of no less than 50% of her salary prorated for her service as CEO during fiscal 2005, prorated for her service as CEO beginning June 1, 2005.

•	A grant of 25,000 of our restricted ordinary shares that may be purchased by Ms. Norrington at their par value of NIS 0.01 per share (the “Norrington Restricted Share Grant”). All such shares shall vest upon the determination by the Board that the Company achieved at least (100% of the revenue objective and pro forma operating target objective as set forth in the Performance Incentive Plans established by the Board for each of the fiscal years 2005, 2006 and 2007; provided however, that all of the shares shall be fully vested on May 31, 2009 subject to Ms. Norrington’s continued employment with the Company.

•	An option to purchase 600,000 ordinary shares (the “Norrington Option Grant”) at an exercise price of $17.80 per share, the closing price of our ordinary shares on NASDAQ National Market on March 31, 2005, the date on which the Board granted such option. The Norrington Option Grant vests monthly at an equal rate over 48 months beginning June 1, 2005.

(i)

In the event of a “corporate transaction” (as defined in the Company’s 2004 Equity Incentive Plan), 50% of the unvested portion of the Norrington Option Grant will be deemed vested and immediately exercisable; and if, within the period commencing 3 months before a corporate transaction and ending 12 months after such corporate transaction, Ms. Norrington’s employment with the Company is terminated without “cause”, and not as a result of her death or disability, or she resigns with “good reason”, and subject to her execution of a release of claims, 100% of the unvested portion of the Norrington Option Grant shall be deemed immediately vested and exercisable.

(ii)	“Cause” means: (i) willful and substantial failure or neglect by Ms. Norrington to follow the lawful directions of the Board which, if curable, is not cured within 15 days after written notice to her specifying the failure or neglect, (ii) her intentional disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement or fraud or any other unauthorized use of corporate funds which in any such case was committed with the intent to result in her substantial personal enrichment; (iv) the deliberate disregard of the written rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company which is material to the Company; or (v) her unauthorized disclosure of any trade secret or confidential information of the Company that results in material harm to the Company.

(iii)	“Good Reason” means any of the following conditions, which condition(s), if curable, remain(s) in effect 15 days after written notice to the Board from Ms. Norrington of such condition(s): (i) a decrease in her base salary (other than a reduction of up to 20% that is applied to substantially all other senior executives of the Company); (ii) an adverse change in her authority, status, general responsibilities or duties that is not de minimus; (iii) the relocation of her work place to a location greater than 50 miles from her then-existing primary place of business; (iv) the failure to nominate her for reelection and use commercially reasonable best efforts to secure her reelection as a member of the Board; or (v) a breach by the Company of a material provision of her employment agreement.

•	In addition to receiving the Norrington Option Grant, Ms. Norrington will be eligible to receive annual grants of options and/or other equity awards on the same basis as other senior level executives of the Company. Any stock option grants or other equity awards (except the Norrington Restricted Share Grant) that Ms. Norrington receives while she is employed by the Company as CEO will include the potential accelerated vesting provisions described above.

•	If Ms. Norrington’s employment is terminated without cause or she voluntarily resigns from her employment at the Company for good reason, she will have one year to exercise all of her then vested options or, if earlier, the expiration date of such options.

•	If Ms. Norrington’s employment is terminated pursuant to death or disability (as defined in her employment agreement), she (or her estate) shall be afforded a period of two years to exercise all of her then vested options or, if earlier, the expiration date of such options.

•	If Ms. Norrington is terminated by the Company without cause or she voluntarily resigns her employment with the Company for good reason, then the Company will provide her with a severance benefits consisting of:

(i)	100% of her then current annual base salary paid in equal monthly installments over the 12 month period following her date of termination of employment;

(ii)	50% of the then unvested portion of the Norrington Option Grant and any other equity awards (except the Norrington Restricted Share Grant, which will vest on a pro rata basis to the extent the annual targets have been met as of the date of termination of employment) held by her on the date of termination of employment shall vest and become immediately exercisable;

(iii)	a pro rata portion (based on days worked during the year in which her employment is terminated and percentage of achievement of annual performance goals) of the annual bonus for which she is eligible, if any;

(iv)	any earned and accrued annual bonus for which she is eligible for the year before the year in which Executive’s employment is terminated; and

(v)	an amount equal to 12 months of premiums for coverage pursuant to COBRA, less normal withholding, paid monthly over 12 months for the continuation of her health benefits for such period.

•	If Ms. Norrington’s employment is terminated for cause, her salary and other benefits will cease on the date her employment terminates, and she will not be entitled to any compensation that was not required to be paid prior to the date of her termination of employment.

•	If Ms. Norrington’s employment is terminated by her death or disability (as defined in her agreement), her compensation will be paid to her, or in the event of her death, her estate, as follows: (i) her then current base salary shall continue to be paid as if she was terminated with cause on the last day of the month during which such termination occurred; (ii) any earned and accrued annual bonus for which she is eligible for the year before the year in which her employment is terminated; and (iii) a pro rata portion (based on days worked during the year in which her employment is terminated and percentage of achievement of annual performance goals) of the annual bonus for which she is eligible, if any.

•	Ms. Norrington’s receipt of any severance under the employment agreement will be subject to her signing and not revoking a separation agreement and release of claims with the Company.

•	In the event of the termination of Ms. Norrington’s employment with the Company for any reason, she is not obligated to seek other employment, and there shall be no offset against amounts due to her from the Company on account of any remuneration or benefits provided by any subsequent employment she may obtain. Any amount paid Ms. Norrington under the employment agreement is in lieu of and a substitute for any amount(s) to which she would be entitled pursuant to any severance plan or program adopted by the Company from time to time.

On March 31, 2005, the Company entered into an employment agreement with Ms. Norrington which provides for the compensation package described above (the “Norrington Compensation Package”). However, the Company’s obligation to pay the Norrington Compensation Package is contingent on shareholder approval. The employment agreement that the Company entered into with Ms. Norrington is attached to this proxy statement as Appendix C.

THE BOARD RECOMMENDS A VOTE FOR

THE COMPENSATION PACKAGES FOR MR. CIPORIN AND MS. NORRINGTON AS DESCRIBED ABOVE.

COMPENSATION PLANS

The Securities Exchange Commission’s (“SEC’s”) rules on proposals in proxy statements, include rules governing disclosure in connection with proposals for shareholder approval of compensation benefit plans. Under the SEC’s rules, the Ciporin Compensation Package and the Norrington Compensation Package are deemed to be compensation plans. As such, we are required to include the following tables which (i) estimate the respective benefits that may be received by Mr. Ciporin and Ms. Norrington in connection with the Ciporin Compensation Package and the Norrington Compensation Package and (ii) provide information on our other benefits plans.

New Plan Benefits

Ciporin and Norrington Compensation Packages

Name and Position	Dollar Value ($)		Number of Units
Daniel T. Ciporin CEO and Chairman of the Board (1)	$959,946	(2)	35,000 80,000	Restricted shares Options

Lorrie M. Norrington CEO and Board Member (3)	$970,000	(4)	25,000 600,000	Restricted shares Options

Executive Group	1,929,946	(5)	60,000 680,000	Restricted shares Options

(1)	All benefits granted to Mr. Ciporin will be in connection with the Ciporin Compensation Package described in Proposal 2.
(2)	This amount includes $275,000 or 12 months of salary at a rate of $275,000 annually, $83,646 or a bonus at a rate of 73% of a $275,000 salary prorated for 5 months of service and $43,750 or 7 months salary at a rate of $75,000 annually. In addition, this amount includes $557,550 or the value of 35,000 restricted ordinary shares (the Ciporin Restricted Share Grant) valued $15.93 per share, the closing price of our ordinary shares on the NASDAQ National Market on March 7, 2005, the date of grant. This amount does not include the value of the Ciporin Option Grant, which is currently indeterminable.
(3)	All benefits granted to Ms. Norrington will be in connection with the Norrington Compensation Package described in Proposal 2.
(4)	Because Ms. Norrington’s benefits under the Norrington Compensation Package are indeterminable, this amount includes the benefits that Ms. Norrington would have received had the Norrington Compensation Package been in effect during our last fiscal year. This amount includes $350,000 (12 months of salary at a rate of $350,000 annually) and $175,000 for a bonus for 12 months of service at a rate of 50% of a $350,000 annual salary. In addition, this amount includes $445,000 or the value of 25,000 restricted ordinary shares (the Norrington Restricted Share Grant) valued $17.80 per share, the closing price of our ordinary shares on the NASDAQ National Market on March 31, 2005, the date of grant. This amount does not include the value of the Norrington Option Grant, which is currently indeterminable.
(5)	This amount includes the sum of Mr. Ciporin and Ms. Norrington’s respective benefits under the Ciporin Compensation Package and the Norrington Compensation Package.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2004, concerning securities authorized for issuance under all of our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,611,640	$4.12254	3,438,165	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	2,611,640	$4.12254	3,438,165

(1)	Of these, 3,138,165 shares remained available for grant under the 2004 Equity Incentive Plan and 300,000 shares remained available for grant under the 2004 Employee Stock Purchase Plan. All of the shares available for grant under the 2004 Equity Incentive Plan may be issued in the form of stock options, restricted stock grants, stock appreciation rights, restricted stock units or stock bonuses. Under the terms of our 2004 Equity Incentive Plan, the number of shares reserved for issuance under such plan will increase automatically on January 1 of each year starting in 2006 by the lesser of an amount determined by the board of directors or the compensation committee or 4% of the total outstanding shares of the company as of the immediately preceding December 31. Under the terms of our 2004 Employee Stock Purchase Plan, on January 1 of each year beginning in 2006, the number of shares reserved for issuance under such plan will increase automatically by the lesser of (a) 750,000 shares and (b) 1% of the total number of outstanding shares of the company as of December 31 of the prior year; provided, that our board of directors or its compensation committee may reduce the amount of the increase in any particular year. In addition, such increase shall be subject to adjustments effected by the board of directors in connection with capital changes of the company.

COMPENSATION OF DIRECTORS

The members of the Board are entitled to reimbursement for travel, lodging and other reasonable expenses incurred in attending meetings of the Board and its committees.

On June 6, 2004, Shopping.com’s shareholders approved a policy for compensation of directors who are not employees of Shopping.com or partners or employees of shareholders (“Outside Directors”). Under this policy, each Outside Director receives $50,000 per year, and is granted an option to purchase 30,000 ordinary shares (the “Initial Grant”) pursuant to our 2004 Equity Incentive Plan upon first being appointed or elected to the Board, and subsequent options to purchase 7,500 ordinary shares (“Subsequent Grants”) at each annual shareholder meeting after which they continue to serve as a Board member. The Initial Grants vest monthly from the day of grant over a three-year period and the Subsequent Grants vest monthly from the day of grant over a one-year period. The vesting of Initial Grants and Subsequent Grants will accelerate and become exercisable in full upon a liquidation, dissolution or change in control transaction (as defined in our 2004 Equity Incentive Plan). The exercise prices of both the Initial Grants and Subsequent Grants are priced at the fair market value of Shopping.com ordinary shares on the date of grant.

Arrangements regarding the compensation of directors, including executive officers who are directors, require approval of the Board’s audit committee, the Board and the shareholders, in that order.

Upon their appointments to the Board, Ms. Mather, Ms. Norrington, Mr. Hart and Ms. Cross each received an Initial Grant consisting of an option to purchase 30,000 ordinary shares. The exercise price for each option grant is $6.00 per share for each of Ms. Mather and Ms. Norrington, $26.84 per share for Mr. Hart and $25.07 per share for Ms. Cross. Each grant has the vesting schedule stated above.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of April 12, 2005 are set forth below:

Name	Age	Position
Daniel T. Ciporin	47	Chief Executive Officer and Chairman of the Board
Amir Ashkenazi	34	Chief Technology Officer
Ignacio J. Fanlo	43	Chief Revenue Officer
Greg J. Santora	53	Chief Financial Officer

Daniel T. Ciporin has served as chairman of our Board since October 2001. He has served as our chief executive officer since January 1999 and will continue to do so until June 1, 2005. From 1997 through January 1999, Mr. Ciporin served as senior vice president of global deposit products at MasterCard International Incorporated, a provider of credit and payment solutions. Mr. Ciporin received his B.A from the Woodrow Wilson School of Public and International Affairs at Princeton University and his M.B.A. from the Yale School of Organization and Management.

Amir Ashkenazi co-founded Shopping.com in December 1997 and has served as our chief technology officer since that period. From December 1997 to January 1999, Mr. Ashkenazi also served as our president. From 1997 to February 2000, and from January 2002 until April 2003, he served as a member of our Board. Mr. Ashkenazi studied computer science and economics at Tel Aviv University.

Ignacio J. Fanlo has served as our chief revenue officer since April 2003. From August 1999 through October 2001, he served as our chief financial officer, from August 1999 to April 2003 he served as our chief operating officer and from October 2001 to April 2003 he served as our president. From 1998 to August 1999, Mr. Fanlo was not employed, and pursued his private interests. From 1993 to 1998, Mr. Fanlo worked for Morgan Stanley Dean Witter, most recently as a managing director in charge of United States Dollar securitized debt trading and capital markets. Mr. Fanlo received his B.S.E. in chemical engineering from Princeton University.

Greg J. Santora has served as our chief financial officer since December 2003. From February 2003 to November 2003, Mr. Santora was not employed, but served on the boards of directors of several public and private companies. From 1996 to February 2003, Mr. Santora served in several roles at Intuit, Inc., a business and financial management software company, including senior vice president and chief financial officer. Mr. Santora currently serves on the boards of directors of Align Technology, Inc. and Digital Insight Corporation. Mr. Santora received his B.A. in accounting from the University of Illinois and his M.B.A. from San Jose State University.

EXECUTIVE COMPENSATION

The following table presents compensation information for 2004 paid to or accrued for our CEO, all three of our other most highly compensated executive officers whose annual compensation exceeded $100,000 and were serving as executive officers as of December 31, 2004. In addition, we’ve included an additional person who served as an executive officer during 2004, received annual compensation in excess of $100,000 and, had such person served as an executive officer as of December 31, 2004, would have been one of our four most highly compensated executive officers.

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation				All Other Compensation
Name and Principal Positions		Salary	Bonus		Restricted Stock Awards (1)			Securities Underlying Options
Daniel T. Ciporin Chief Executive Officer	2004 2003	$250,000 250,000	$200,000 125,000		$	— 239,584	(3)	— 231,250	$221,877 —	(2)

Greg J. Santora Chief Financial Officer (4)	2004 2003	250,000 20,833	140,000 51,722	(6)		— —		— 400,000	12,022 —	(5)

Amir Ashkenazi Chief Technology Officer	2004 2003	220,000 220,000	115,000 21,550			— 31,250	(8)	— 10,000	61,990 —	(7)

Ignacio J. Fanlo Chief Revenue Officer	2004 2003	220,000 220,000	140,000 89,559			— 177,085	(10)	— 158,750	12,097 130,000	(9) (11)

Nirav N. Tolia (12) Chief Operating Officer	2004 2003	135,383 160,000	— 89,556			— —		106,250 —	1,951 —	(13)

(1)	In 2003, Messrs. Ciporin, Ashkenazi and Fanlo received restricted ordinary shares in exchange for certain options granted to them in prior years. The value of these restricted ordinary shares is based upon the fair market value of our ordinary shares on the grant date, which was $1.00 per share. These restricted ordinary shares vest over four years at the rate of 1/48th of the shares subject to the option each month beginning on the date of the grant of the stock option for which the restricted ordinary shares were exchanged. We do not pay dividends on restricted ordinary shares.
(2)	This amount includes a relocation bonus of $209,659 paid to Mr. Ciporin upon completion of his move from New York to California, a contribution to Mr. Ciporin’s 401(k) plan of $2,000 and his health and insurance premiums of $10,218.
(3)	In August 2003, Mr. Ciporin was granted 239,584 restricted ordinary shares. As of December 31, 2004, Mr. Ciporin held 3,256 restricted ordinary shares subject to our lapsing right of repurchase, with an aggregate value of $82,312, based upon $25.28 per share, which was the closing price per share on December 31, 2004 of our ordinary shares on the NASDAQ National Market and 236,328 unrestricted ordinary shares for which our right of repurchase had lapsed.
(4)	Mr. Santora began working for us and serving as Chief Financial Officer of the Company in December 2003.
(5)	This amount includes a contribution to Mr. Santora’s 401(k) plan of $2,000 and his health and insurance premiums of $10,022.
(6)	This amount includes a $50,000 sign-on bonus paid to Mr. Santora.
(7)	This amount includes a relocation bonus of $50,000 paid to Mr. Ashkenazi upon completion of his move from New York to California a contribution to Mr. Ashkenazi’s 401(k) plan of $2,000 and his health and insurance premiums of $11,990.

(8)	In September 2003, Mr. Ashkenazi was granted 31,250 restricted ordinary shares. As of December 31, 2004, Mr. Ashkenazi held 652 restricted ordinary shares subject to our lapsing right of repurchase, with an aggregate value of $16,483, based upon the fair market value of our ordinary shares on December 31, 2004, which was $25.28 per share, and 30,598 unrestricted ordinary shares for which our right of repurchase had lapsed.
(9)	This amount includes a contribution to Mr. Fanlo’s 401(k) plan of $2,000 and his health and insurance premiums of $10,097.
(10)	In August 2003, Mr. Fanlo was granted 177,085 restricted ordinary shares. As of December 31, 2004, Mr. Fanlo held 2,171 restricted ordinary shares subject to our lapsing right of repurchase, with an aggregate value of $54,883, based upon the fair market value of our ordinary shares on December 31, 2004, which was $25.28 per share, and 174,913 unrestricted ordinary shares for which our right of repurchase had lapsed
(11)	Reflects a relocation package, including reimbursed expenses, paid to Mr. Fanlo upon his relocation from New York to California.
(12)	Mr. Tolia began employment with us in April 2003 upon completion of our acquisition of Epinions, Inc., and resigned as a director, executive officer and employee in June 2004.
(13)	This amount includes his health and insurance premiums of $1,951.

Option Grants in the Fiscal Year Ended December 31, 2004

The following table presents information regarding grants in 2004 of stock options to the executive officers named in the summary compensation table above.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date (1)	Potential Realizable Value Based on Annual Rates of Stock Appreciation for Option Term
					5%	10%
Nirav N. Tolia	106,250	10.44%	$6.00	3/01/2014	$3,157,357	$4,854,282

(1)	Mr. Tolia resigned as a director, executive officer and employee in June 2004 and all of his unexercised option grants were cancelled and were no longer outstanding as of December 31, 2004.

In February 2004, we granted Mr. Tolia an option to purchase 106,250 ordinary shares at an exercise price of $6.00 per share. This option vested, prior to his resignation, over four years at the rate of 1/48th of the ordinary shares subject to the option each month.

The percentage of total options granted to employees in 2004 is based on options to purchase a total of 1,017,771 ordinary shares granted during the year ended December 31, 2004.

Potential realizable values are computed by:

•	multiplying the number of ordinary shares subject to a given option by the initial public offering price of $18.00 per share,

•	assuming that the aggregate share value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

•	subtracting the aggregate option exercise price from the aggregate share value.

The 5% and 10% assumed annual rates of share price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future ordinary share prices.

Aggregate Option Exercises in 2004 and Year-End Option Values

The following table presents the number of ordinary shares acquired and the value realized upon exercise of stock options during 2004 and the number of ordinary shares subject to “exercisable” and “unexercisable” stock options held as of December 31, 2004 by each of the named executive officers listed in the summary compensation table above. Also presented are values of “in-the-money” options, which represent the positive difference between the exercise price of each outstanding stock option and $28.25, the December 31, 2004 closing price per share of our ordinary shares on the NASDAQ National Market.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options Held at December 31, 2004
			Vested	Unvested	Vested	Unvested
Daniel T. Ciporin	—	$—	456,414	181,769	$12,080,091	$4,777,165
Greg J. Santora	—	—	100,000	300,000	2,475,000	8,145,004
Amir Ashkenazi	—	—	3,333	6,667	90,824	90,824
Ignacio J. Fanlo	39,764	81,429	113,466	111,847	2,750,285	2,989,499
Nirav N. Tolia	736,679	1,128,065	—	—	—	—

(1)	Value is determined by subtracting the option exercise price from the assumed per share fair market value at the time of exercise.

Employment Agreements and Change of Control Arrangements with Executive Officers

Current Employment Agreement –Daniel Ciporin

We entered into an employment agreement with Mr. Ciporin for his role as our CEO dated as of January 8, 1999, which we amended as of December 31, 2000 (the “Current Agreement”). The Current Agreement provides that Mr. Ciporin receive a base salary of $250,000 per year, to be reviewed annually by us and subject to increase from time to time by us. Mr. Ciporin’s annual salary is currently $275,000. Mr. Ciporin also will be eligible to receive an annual bonus as determined by our Board, which will be no less than 50% of his base salary, with such bonus to be based on whether mutually agreed upon milestones established by the Compensation Committee in consultation with Mr. Ciporin are met.

The Current Agreement provides for one-year terms, with automatic renewals for additional one-year periods, unless he or we give 60 days’ notice to the other party that the Current Agreement will not be extended.

The Current Agreement requires us to pay up to 12 months of salary continuation at an annualized rate equal to 50% of the sum of his salary and prior year bonus, upon a (a) termination without cause or resignation for good reason under specified conditions or (b) termination without cause within 120 days following a change of control of the Company. A “change of control” means a sale, merger or other similar event involving the transfer of more than 50% of the voting control of Shopping.com Ltd. “Good Reason” means a material diminution in the requirements of Mr. Ciporin’s employment or any other material change in his position, including titles, authority or responsibilities, as a result of a change in control. Our obligation to make these monthly payments will cease upon Mr. Ciporin’s being employed full-time or otherwise being entitled to receive payments equal to or greater than his initial base salary, or if he breaches non-competition or confidentiality provisions of the Current Agreement.

If at the Meeting, the shareholders approve the Ciporin Compensation Package as set forth under Proposal 2, we will enter into a new employment agreement with Mr. Ciporin in connection with such compensation, which will supersede the Current Agreement. The form of the new employment agreement is attached to this proxy statement as Appendix B.

Employment Agreement – Ignacio Fanlo

We entered into an employment agreement with Mr. Fanlo dated as of August 15, 1999, as amended and restated December 31, 2001, and as amended April 15, 2003. The agreement provides for Mr. Fanlo to receive a base salary of $220,000 per year, to be reviewed annually by us and subject to increase from time to time by us. Mr. Fanlo’s annual salary is currently $220,000. Mr. Fanlo also will be eligible to receive an annual bonus as determined by the compensation committee of Board, but no less than 40% of his base salary, with such bonus to be based on whether mutually agreed upon milestones are met. Mr. Fanlo’s agreement contains the same renewal, severance and change in control provisions that are contained in the Current Ciporin Agreement.

Change of Control Arrangements – Daniel Ciporin and Ignacio Fanlo

In December 2003, the Board adopted a change of control policy applicable to all unvested options to purchase shares and restricted shares held by Messrs. Ciporin and Fanlo providing for the acceleration of vesting of the remainder of their unvested options and restricted shares. Pursuant to this policy, (a) if there is a sale or merger of the Company, 50% their unvested shares and options will immediately vest and become exercisable and (b) if between three months before a sale or merger of the Shopping.com and six months after such sale or merger they are terminated without cause or they resign with good reason, then all shares and options held by them will immediately vest and become exercisable. With the exception of the Ciporin Restricted Share Grant and the Ciporin Restricted Option Grant, this acceleration is applicable to all unvested options granted to Messrs. Ciporin and Fanlo. The Ciporin Restricted Share Grant and the Ciporin Restricted Option Grant will be subject to the change of control acceleration described in Proposal 2.

Employment Agreement – Lorrie Norrington

On March 31, 2005, we entered into an employment agreement with Ms. Norrington that governs her employment as an executive officer and as our CEO effective as of June 1, 2005. Ms. Norrington’s employment agreement is attached as Appendix C to this proxy statement. Pursuant to this employment and contingent on shareholder approval at the Meeting, Ns. Norrington will receive the Norrington Compensation Package as set forth in Proposal 2.

Employment Agreement – Nirav Tolia

We entered into an employment agreement with Mr. Tolia dated as of April 15, 2003. The agreement provided for Mr. Tolia to receive a base salary of $220,000 per year. Mr. Tolia resigned from his employment with us in June 2004. Mr. Tolia received no severance payment, acceleration of unvested options or any other termination payment in connection with his termination of employment other than payment for accrued but unpaid vacation days.

Employment Agreement – Greg Santora

We entered into an employment agreement with Mr. Santora dated as of December 1, 2003. The agreement provides for Mr. Santora to receive a base salary of $250,000 per year, to be reviewed annually by us and subject to increase from time to time by us. Mr. Santora also will be eligible to receive an annual bonus as determined by the compensation committee of our Board, but no less than that of similarly situated executives of ours, with such bonus to be based on whether mutually agreed upon milestones are met, as well as a one-time signing bonus of $50,000. Under the agreement, Mr. Santora received an option to purchase 400,000 ordinary shares, with 25% of the shares vesting on December 1, 2004, and the remainder vesting at the rate of 1/48th of the shares subject to the option each month thereafter, subject to his continued employment with us.

Mr. Santora’s employment agreement provides that (a) if there is a sale or merger of the Company, 50% of his unvested options will become immediately exercisable and (b) if between three months before a sale or merger of the Company and six months after such sale or merger he is terminated without cause or he resigns with good reason, then all of his unvested shares and options will immediately vest and become exercisable.

Mr. Santora’s employment agreement provides for “at will” employment pursuant to which either Mr. Santora or we may terminate the employment agreement at any time and for any or no reason, with or without cause.

Change of Control Arrangements – Amir Ashkenazi

In October 2003, the Board adopted a policy providing for the acceleration of vesting of unvested shares and options held by those officers designated at the vice-president level and higher, including Mr. Ashkenazi. Pursuant to this policy, if Mr. Ashkenazi is terminated without cause or resigns with good reason between three months before a sale or merger of the Company and six months after such sale or merger, then 50% of all unvested restricted shares and options held by him will immediately vest and become exercisable. Mr. Ashkenazi is an at-will employee, and does not have an employment agreement with us.

Approval of Related Party Transactions Under Israeli Law

Directors and Executive Officers

Fiduciary duties. Israeli law codifies fiduciary duties that directors and executive officers owe to the Company. These fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires a director or executive officer to act with the level of care with which a reasonable director or executive officer in the same position would have acted under the same circumstances. Under the duty of loyalty, a director or executive officer is required to act in good faith and in the best interests of the Company.

Personal interest. Israeli law requires that a director or executive officer promptly disclose to the Board any personal interest that he or she may have and all related material information known to him or her concerning any existing or proposed transaction with the Company. A personal interest of a person includes an interest in any company in which the person, his or her relative or any entity in which such person or relative has a personal interest, is a direct or indirect 5% or greater shareholder, director or general manager or in which he has the right to appoint at least one director or the general manager. Board approval is required to approve the transaction, and no transaction that is adverse to the Company’s interest may be approved. Approval by the Company’s audit committee and the Board is required for an extraordinary transaction, meaning any transaction that is not in the ordinary course of business, not on market terms or is likely to have a substantial effect on the Company’s profitability, assets or liabilities. Our Articles of Association provide that a director who has a personal interest in a matter may not be present at the Board or audit committee meeting during discussions or a vote on the matter, except as permitted under Israeli law. If a majority of the Board has a personal interest in the transaction, shareholder approval is also required.

Compensation arrangements. Under our articles, all compensation arrangements with executive officers who are not directors must be approved by the compensation committee. Extraordinary transactions with executive officers who are not directors require additional approvals. Compensation arrangements with directors require the approval of our audit committee, the Board and shareholders, in that order. Transactions relating to exculpation, insurance or indemnification of executive officers require audit committee approval and subsequent Board approval. Transactions relating to exculpation, insurance or indemnification of directors require audit committee approval, Board approval and subsequent shareholder approval.

Shareholders

Controlling shareholders. Under Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. A controlling shareholder is a shareholder who has the ability to direct the activities of a company, including a shareholder who owns 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights.

Required approval. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is a director or executive officer, require the approval of the audit committee, the Board and the shareholders of the Company, in that order. This shareholder approval must include the majority of shares voted at the meeting. In addition, either:

•	the majority must include at least one-third of the shares of disinterested shareholders voted at the meeting; or

•	the total number of shares of disinterested shareholders voted against the transaction must not exceed one percent of the aggregate voting rights in the Company.

Shareholder duties. Under Israeli law, a shareholder has a duty to act in good faith toward the Company and other shareholders and to refrain from abusing such shareholder’s power in the Company, including, among other things, in voting at the general meeting of shareholders on the following matters:

•	an amendment to our Articles of Association;

•	an increase of our authorized share capital;

•	a merger; or

•	interested party transactions that require shareholder approval.

The following shareholders have a duty of fairness toward the Company: any controlling shareholder; any shareholder who knows that such shareholder possesses the power to determine the outcome of a shareholder vote; and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the Company. Israeli law does not define the substance of this duty of fairness except to state that the remedies generally available upon a breach of contract will apply also in the event of a breach of the duty to act with fairness.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since January 1, 2002, none of the members of our compensation committee has been an officer or employee of ours. None of our executive officers currently serves, or in the past has served, as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving on the Board.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee operates under a written charter, which is available on our website at http://investor.shopping.com/downloads/compensation.pdf. As set forth in its charter, the primary responsibilities of the compensation committee are to determine the non-equity compensation of our executive officers, including our chief executive officer. It also provides that the compensation committee will be responsible for reviewing compensation for our directors, and for administering our equity-based compensation plans. In addition, the compensation committee determines and evaluates equity compensation for both our non-executive officer employees and our executive officer employees. Under the requirements of Israeli law, the compensation of executive officers who are also directors, require approval of the audit committee, the board of directors and the shareholders in that order.

The members of the compensation committee are Michael A. Eisenberg and Alex W. Hart. Each is an independent director as defined by The NASDAQ Stock Market, a non-employee director within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Hart also qualifies as an “external director” within the meaning of the Israeli Companies Law. Mr. Eisenberg is the committee chair. Ms. Norrington served on the Compensation Committee until March 30, 2005.

General Compensation Policy

The compensation committee establishes the general compensation policy of Shopping.com for all employees, including the chief executive officer and other executive officers. The committee meets with the CEO within 90 days after the beginning of each fiscal year to discuss the incentive compensation programs for executive officers for that year, and the goals and objectives relevant to those programs.

The compensation committee’s philosophy is to relate executive officer compensation to corporate performance and shareholder returns, while providing competitive total compensation packages that enable Shopping.com to attract, motivate, reward and retain executive officers. Presently, all long-term equity compensation for executive officers is made through grants of stock options and restricted stock, subject to the subsequent approval of the Board. Stock options generally have value only if the price of the ordinary shares increases above the option exercise price, which typically is the fair market value on the grant date. Any such grants have value to the executive only if the executive remains employed with Shopping.com for the vesting period.

To attract and retain well-qualified executives, it is the compensation committee’s policy to establish base salaries, benefit packages and equity compensation at levels that have been confirmed to be, in the aggregate, competitive with similarly situated companies. Shopping.com generally provides its officers with cash compensation that is comparable to similarly situated companies, while its incentive programs rely more on stock options and less on cash payments. The compensation committee determines base salaries, incentive compensation and stock option grants of the executive officers after reviewing available data on prevailing compensation practices in companies that compete with Shopping.com for executive talent. The committee has engaged a compensation consultant to conduct a formal survey of the compensation in companies in a comparable stage of development.

Executive Compensation

Base Compensation. Salaries for executive officers for fiscal 2004 were determined by evaluating each executive officer’s responsibilities, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Base salaries of senior executives are determined by the compensation committee by comparing each executive’s position with similar positions in companies of similar type, size and financial performance. In general, the compensation committee has targeted base salaries to be approximately the 50th percentile of base salaries paid for comparable positions by companies included in the survey. Other factors considered by the compensation committee are the executive’s performance, the executive’s current compensation and the Company’s performance (determined by reference to revenues, costs and other quantitative measures of performance). Although the compensation committee does not give specific weight to any particular factor, the most weight is given to the executive’s performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative salary levels in the industry.

Bonus Compensation. Executives’ performance-based bonuses for service in 2004 were paid in cash in early 2005. These bonuses were based on financial performance goals established by the compensation committee in advance with input from the Company’s CEO and in accordance with the Company’s 2004 Performance Incentive Plan. In general, the compensation committee has targeted bonus compensation to be at or above the 50th percentile of bonus compensation paid for comparable positions by companies included in the survey. The executives’ bonuses ranged from $115,000 to $200,000 and were a based on a combination of individual performance goals and Company performance goals, which are measured in revenue objectives and operating objectives.

Equity Compensation. The committee believes that equity-based compensation in the form of stock options and restricted stock links the interests of executive officers with the long-term interests of Shopping.com shareholders and encourages executive officers to remain employed with Shopping.com. Stock options are typically granted to executive officers upon commencement of employment, and in connection with significant changes in responsibilities and, occasionally, to achieve parity among executives in a peer group. The committee may grant additional stock options to executives for other reasons. The committee determines the number of shares subject to each option based on anticipated future contribution, ability to influence corporate results, past performance, consistency within the executive’s peer group and the number of unvested stock options held by each executive officer. Stock options are granted at an exercise price equal to the fair market value of Shopping.com’s ordinary shares on the date of grant. In general, the compensation committee has targeted equity compensation to be at the 50th percentile of equity compensation paid for comparable positions by companies included in the survey.

Chief Executive Officer Compensation

Daniel Ciporin, our CEO, was paid a base salary of $250,000 for 2004. Mr. Ciporin was also awarded a bonus of $200,000 for 2004. During 2004, he did not receive options to purchase ordinary shares or a grant of restricted ordinary shares. This salary and bonus compensation for the CEO for 2004 was based on the factors described above for all executive officers.

To determine the compensation for Mr. Ciporin for 2005, as set forth in Proposal 2, the compensation committee evaluated Mr. Ciporin’s compensation consistent with the factors described above for all executive officers. Mr. Eisenberg and Mr. Hart also determined the compensation for Ms. Norrington, as set forth in Proposal 2, for her role as our CEO beginning June 1, 2005, consistent with the factors described above for all executive officers.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the United States Internal Revenue Code limits to $1 million the tax deduction for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other things, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes the goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based compensation exception where, among other requirements, the exercise price of the stock option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which stock options may be granted during a specified period. All members of the compensation committee qualify as outside directors. Options granted under our 2004 Stock Incentive Plan qualify as performance based compensation. However, historically, the combined salary and bonus of each Shopping.com executive officer has been below this $1 million limit imposed by Section 162(m). The compensation committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the compensation committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

COMPENSATION COMMITTEE

Michael A. Eisenberg Alex W. Hart Lorrie M. Norrington*

*	As of March 30, 2005, Ms. Norrington was no longer a member of the Board’s Compensation Committee.

COMPANY STOCK PRICE PERFORMANCE CHART

The chart below compares the cumulative total shareholder return on Shopping.com ordinary shares since Shopping.com’s initial public offering on October 26, 2004 until December 31, 2004 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and Morgan Stanley High Technology Index for the same period. The chart assumes that $100 was invested in Shopping.com and in each of the other indexes on October 26, 2005 and that all dividends were reinvested.

The comparisons in the chart below are based on historical data—with Shopping.com ordinary shares prices based on the closing price on the dates indicated—and are not intended to forecast the possible future performance of Shopping.com’s ordinary shares.

COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*

AMONG SHOPPING.COM LTD., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE MORGAN STANLEY HIGH TECH INDEX

* $100 invested on 10/26/04 in stock or on 9/30/04 in index-

including reinvestment of dividends.

Fiscal year ending December 31.

RELATED PARTY TRANSACTIONS

General

Other than the transactions described in “Executive Compensation” and the transactions described below, since January 1, 2004, there has not been, nor is there any currently proposed transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our ordinary shares or any member of his or her immediate family had or will have a direct or indirect material interest.

Loan to Chief Executive Officer

In April 2001, we extended a personal loan to Daniel Ciporin, our CEO, as evidenced by a promissory note dated April 10, 2001, in the principal amount of $150,000, bearing interest at the applicable federal rate, accrued annually. The largest aggregate amount of indebtedness outstanding under this loan at any time was $173,359. The outstanding principal amount under the loan and the accrued interest thereon was paid in full on March 22, 2004.

Indemnification of Directors and Officers

The Company, in accordance with its Articles of Association, indemnifies certain officers and employees for certain events or occurrences, subject to certain limits, while the officer or employee is or was serving at its request in such capacity. The term of the indemnification period is indefinite. The maximum amount of potential future indemnification is unspecified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our ordinary shares as of February 28, 2005:

•	each shareholder known by us to own beneficially more than 5% of our outstanding ordinary shares;

•	each of our directors;

•	each of our executive officers named in the summary compensation table above; and

•	all directors and executive officers as a group.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Ordinary shares subject to options that are currently exercisable or exercisable within 60 days after February 28, 2005 are deemed outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address for each listed shareholder is c/o Shopping.com Ltd., 1 Zoran Street, Netanya 42504, Israel.

The percentage of shares beneficially owned as of February 28, 2005 is based on 29,604,331 shares outstanding on that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Reinhard Liedl (1) Bertelsmann Nederland B.V.	3,082,183	10.41%
J. William Gurley (2) Entities affiliated with Benchmark Capital	2,150,732	7.26%
John R. Johnston (3) August Capital II, L.P.	2,121,332	7.17%
Michael A. Eisenberg (4) Entities affiliated with Israel Seed Partners	1,928,041	6.51%
Daniel T. Ciporin (5)	830,753	2.81%
Nirav N. Tolia (6)	736,682	2.49%
Ignacio J. Fanlo (7)	551,221	1.86%
Amir Ashkenazi (8)	540,845	1.83%
Greg J. Santora (9)	133,333	*
Ann Mather (10)	9,166	*
Alex W. Hart (11)	8,666	*
Lorrie M. Norrington (12)	8,333	*
Elizabeth Cross (13)	3,333	*
All directors and executive officers as group (12 persons) (14)	12,104,620	40.89

*	Less than 1%
(1)	Represents shares owned by Bertelsmann Nederland B.V. (“Nederland”). Dr. Liedl, an executive vice president and chief financial officer of DirectGroup Bertelsmann, shares voting and dispositive power of these shares with Dr. Ewald Walgenbach, chief executive officer of DirectGroup Bertelsmann, and Jôrg Hernler and Oktay Erciyaz, each a manager of Nederland. Each of the foregoing disclaims beneficial ownership of all shares held by this entity except to the extent of their respective pecuniary interests therein. The address of this entity and Messrs. Hernler and Erciyaz is Laanakkerweg 16, NL-4131 PB Vianen (2H), The Netherlands.

(2)	Represents 1,497,076 shares owned by Benchmark Capital Partners III, L.P. and 653,656 shares owned by Benchmark Capital Partners IV, L.P. Mr. Gurley is a managing member of Benchmark Capital Management Co., III, L.L.C., the general partner of Benchmark Capital Partners III, L.P., and is a managing member of Benchmark Capital Management Co. IV, L.L.C., the general partner of Benchmark Capital Partners, IV, L.P. Mr. Gurley disclaims beneficial ownership of all shares held by these entities except with respect to 4,015 shares and except to the extent of his pecuniary interest therein. The address of these entities and Mr. Gurley is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)	Represents shares owned by August Capital II, L.P. Mr. Johnston is a general partner of this entity. Mr. Johnston disclaims beneficial ownership of all shares held by this entity except to the extent of his pecuniary interest therein. The address of this entity is 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(4)	Represents 987,717 shares owned by Israel Seed II L.P., of which 20,373 are held for the benefit of Mr. Eisenberg personally, and 940,324 shares owned by Israel Seed IV, L.P. Mr. Eisenberg is a general partner of both of these entities. Mr. Eisenberg, Neil Cohen and Jonathan Medved share voting and dispositive power over these shares held by Israel Seed II, L.P. Mr. Eisenberg disclaims beneficial ownership of all shares held by these entities except to the extent of his pecuniary interest therein. The address of Israel Seed II, L.P. is P.O. Box 248, Lord Coutanche House, 66-68 Esplanade, St. Helier, Jersey, JE4 5PS, Channel Islands. The address of Israel Seed IV, L.P. is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.
(5)	Includes 44,000 shares owned by the Daniel T. Ciporin Irrevocable Trust FBO Charles L. Ciporin, 44,000 shares owned by the Daniel T. Ciporin Irrevocable Trust FBO Peter B. Ciporin, and 489,225 shares issuable upon exercise of options.
(6)	Includes 25,000 shares owned by Tolia, Inc. Mr. Tolia is the president and sole shareholder of Tolia, Inc. and has sole voting and dispositive power over the shares held by Tolia, Inc.
(7)	Includes 125,001 shares owned by the Collette Minnock 2004 Retained Annuity Trust, 125,001 shares owned by the Ignacio J. Fanlo 2004 Irrevocable Trust, 22,342 shares owned by the Ciara Fanlo Trust, 22,339 shares owned by the Conor Fanlo Trust, 11,000 shares owned by the Ignacio J. Fanlo Family Trust, and 135,027 shares issuable upon exercise of options.
(8)	Includes 10,415 shares issuable upon exercise of options.
(9)	Represents ordinary shares issuable upon exercise of options.
(10)	Represents ordinary shares issuable upon exercise of options.
(11)	Includes 4,166 ordinary shares issuable upon exercise of options.
(12)	Represents ordinary shares issuable upon exercise of options.
(13)	Represents ordinary shares issuable upon exercise of options.
(14)	Represents the shares disclosed under footnotes 1–5 and 7–13.

REPORT OF THE AUDIT COMMITTEE

We, the members of the Audit Committee, assist the Board of Directors in its oversight of Shopping.com’s financial accounting, reporting and controls. We also evaluate the performance and independence of Shopping.com’s independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. We have included a copy of the current charter as Appendix A to this proxy statement. We would like to remind our shareholders that, although the Board has determined that each of us meets NASDAQ’s regulatory requirements for financial literacy and that Ann Mather is an “audit committee financial expert,” and is financially sophisticated under NASDAQ requirements, we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Shopping.com’s management is responsible for the preparation, presentation and integrity of Shopping.com’s financial statements, including setting the accounting and financial reporting principles and designing Shopping.com’s system of the internal controls over financial reporting. Shopping.com’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee the processes.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and the independent registered public accounting firm. We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. We received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with PricewaterhouseCoopers their independence.

Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Shopping.com’s Annual Report on Form 10-K for fiscal 2004. We also selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005.

AUDIT COMMITTEE MEMBERS

Elizabeth Cross Alex W. “Pete” Hart Reinhard Liedl Ann Mather, Chairman Lorrie Norrington*

*	As of March 30, 2005, Ms. Norrington was no longer a member of the Board’s Audit Committee.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO AUTHORIZE THE BOARD TO SET THE COMPENSATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of Shopping.com’s consolidated financial statements for the fiscal year ending December 31, 2005, and we are asking shareholders to ratify our selection and to authorize the Board to set the compensation of the independent registered public accounting firm. Representatives of PricewaterhouseCoopers are not expected to attend the Meeting.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

It is the policy of the Audit Committee to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each category. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditor and management report to the Audit Committee actual fees versus the budget periodically throughout the fiscal year. The Audit Committee pre-approved 100% of the audit and non-audit services performed by PricewaterhouseCoopers for Shopping.com in fiscal 2004.

Audit and Non-Audit Fees Paid to Independent Registered Public Accounting Firm

The following table shows fees that we paid (or accrued) for professional services rendered by PricewaterhouseCoopers LLP for fiscal 2004 and 2003:

Fee Category	Fiscal 2004 (1)	Fiscal 2003 (2)
Audit Fees	$338,500	$38,150
Audit-Related Fees	242,500	68,420
Tax Fees	157,417	77,410
All Other Fees	937,439	183,980

(1)	In 2004, fees include $35,000 in audit fees, $40,917 in tax fees and $323,122 in all other fees, for services performed by and paid to our Israeli accountants, Kesselman & Kesselman, which is an affiliate of PwC.
(2)	In 2003, fees include $38,150 in audit fees, $48,420 in tax fees and $74,410 in all other fees, for services performed by and paid to our Israeli accountants, Kesselman & Kesselman, which is an affiliate of PwC.

Audit Fees

Consists of fees billed for professional services rendered for the audit of our financial statements, review of the interim financial statements included in quarterly reports, and in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various tax returns, services rendered in connection with acquisitions and advice on other tax-related matters.

All Other Fees

Consists of other fees not reported in the above categories. In fiscal 2003 and 2004, these services were primarily in connection with our acquisition of Epinions, Inc. and our initial public offering.

For more information about PricewaterhouseCoopers LLP, please see the Audit Committee Report on page 28.

THE BOARD RECOMMENDS A VOTE FOR PWC AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005 AND FOR AUTHORIZING THE BOARD TO SET PWC’S COMPENSATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market, and to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us, we believe that all Section 16(a) filing requirements from October 29, 2004 through the printing of this proxy statement were met with the exception of:

•	Messrs. Ashkenazi, Ciporin, Eisenberg, Fanlo and Santora and Ms. Norrington each failed to file a Form 3 on a timely basis in October 2004 (contemporaneous with our public offering).

•	Messrs. Eisenberg, Fanlo, Johnston and Liedl and Bertelsmann Nederland B.V. each failed to file a Form 4 on a timely basis in October 2004 to report the conversion of preferred shares into ordinary shares at the closing of our initial public offering; however, each had previously reported the conversion of such shares on Forms 3 that were previously filed.

•	Mr. Fanlo failed to file a Form 5 on a timely basis in connection with a gift of ordinary shares that he made in December 2004.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROPERLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Appendix A

CHARTER OF THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

SHOPPING.COM LTD.

The Board of Directors (the “Board”) of Shopping.com Ltd. (the “Company”) shall appoint the Audit Committee (the “Audit Committee”), which should be constituted and have the responsibility and authority as described herein.

I.	Purpose

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting and controls. In order for the Audit Committee to serve its purpose, it shall have direct access to Company personnel and documents, and shall have authority to conduct any investigation into any mattes appropriate to fulfilling its responsibilities.

II.	Composition

The Audit Committee shall meet the size, independence, financial sophistication and experience requirements of the Securities and Exchange Commission ( the “Commission”), The Nasdaq Stock Market and the Companies Law 5759-1999 of the State of Israel (the “Companies Law”), in each case as may be in effect and applicable to the Company from time to time. All external directors, as defined in the Companies, then in office shall serve on the Audit Committee. Any member of the Audit Committee may be removed by the Board in its sole discretion.

III.	Responsibility

The Audit Committee’s primary responsibility shall be to assist the Board in fulfilling its oversight responsibilities with respect to: (a) monitoring the integrity of the financial statements of the Company and other financial information provided by the Company to its shareholders, (b) the Company’s processes regarding auditing, accounting and financial reporting processes generally as well as its systems of internal controls for finance and accounting compliance, (c) the qualifications and independence of the Company’s external auditors, as well as (d) detecting defects in the management of the business of the Company through, among other things, consulting with the internal auditor appointed under the Companies Law and the independent auditor of the Company. In connection with the detection of any such defects, the Audit Committee shall suggest remedial action(s) to the Board. In addition, when feasible, the Audit Committee will suggest to the full Board methods to improve such policies, practices and procedures.

In carrying out its responsibilities, the Audit Committee shall:

With respect to the independent auditor:

1. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. Such appointment shall be made through a recommendation to the Board, in advance of the annual meeting of the shareholders, of the appointment of the independent auditor to audit the books, records and accounts of the Company. Such independent auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders, as well as to the Company and its shareholders.

2. Evaluate the performance of the independent auditor on a least an annual basis and, if so determined by the Audit Committee, recommend that the shareholders of the Company replace the external auditor.

3. Determine the fees to be paid to the independent auditor on behalf of its auditing work and other terms of engagement, subject to approval by the shareholders of the Company or the Board, as the case may be.

4. Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and the Company and all services that may impact the objectivity and independence of the auditor. This report shall be consistent with Independence Standards Board Standard No. 1 regarding the auditor’s independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, shall satisfy itself as to the auditor’s independence and, if determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the independent auditor.

5. Confirm that the lead partner or the concurring partner responsible for the audit or reviewing the audit, as the case may be (in each case as defined in Rule 2-01 of Regulation S-X promulgated under the Securities Act of 1933 (“Rule 2-01”)) for the Company’s independent auditor has not (a) performed audit services for the Company for the five previous consecutive fiscal years or (b) performed other services for the Company for the seven previous consecutive fiscal years, in each case such that the Company’s independent auditor would not be independent of the Company under section (c)(6) of Rule 2-01.

6. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve all auditing services to be provided by the independent auditor.

7. Have the sole authority to review in advance, and grant any appropriate pre-approvals of all non-audit services to be provided by the independent auditor as permitted by section 10A(h) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee shall also review and approve disclosures required to be included in periodic reports filed pursuant to Section 13(a) of the Exchange Act with respect to non-audit services.

8. Obtain assurance from the independent auditor that there is no reason to investigate and report to the Board any audit discoveries pursuant to Section 10A(b) of the Exchange Act.

With respect to financial statements and disclosures:

9. Review the Company’s annual audited financial statements and the report thereon (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) with the independent auditor and management prior to the publication of such statements.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

11. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operation”).

12. Review with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

13. Review with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

14. Recommended to the Board, if appropriate, the Company’s annual audited financial statements be included in the Company’s annual report, per Item 306 of Regulation S-K of the Securities Act of 1933.

With respect to periodic and annual reviews:

15. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

16.1. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

16.2. Any significant disagreement between management and the independent auditor or the internal auditor in connection with the preparation of the annual audited financial statements.

17. Consider and approve, if appropriate, major changes to the Company’s selection and application of auditing and accounting principles and financial disclosure practices as suggested by the independent auditor, internal auditor if one has been appointed pursuant to the Companies Law (the “Internal Auditor”) or management. Review with the independent auditor, Internal Auditor or management the extent to which any such changes approved by the audit Committee have been implemented.

18. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

19. Review the significant reports to management prepared by the Internal Auditor and management’s responses.

20. Meet periodically with the chief financial officer, the Internal Auditor and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee (or any of these persons or groups) believes should be discussed privately.

21. Periodically discuss with the independent auditor, without management being present, (i) its judgment about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting and (ii) the completeness and accuracy of the Company’s financial statements.

22. Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

23. Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

24. Review and reassess the adequacy of this Charter annually and submit to the Board for approval.

With respect to the Internal Auditor and the Company’s internal controls:

25. Review, based upon the recommendation of the independent auditor and the Internal Auditor, the scope and plan of the work to be done by the Internal Auditor.

26. Review and approve the appointment and replacement of the Internal Auditor (subject to ratification by the Board of Directors), and review on an annual basis the performance of the Internal Auditor.

27. In consultation with the independent auditor and the Internal Auditor, (i) review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with the laws and regulations, and (ii) discuss the responsibilities, budget and staffing needs of the Internal Auditor.

28. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Company’s periodic reports under the Exchange Act about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

29. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:

30. Consider, and if appropriate, approve transactions, as specified in the Companies Law, between the Company and any office holders (as defined in the Companies Law and including the Company’s executive officers and directors), controlling shareholders and third parties in which such persons have an interest, as well as transactions in which any such person has an interest.

31. Review and, to the extent required by applicable law, approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Forms 10-K, 10-Q, 8-K or otherwise regarding such change or waiver.

32. Conduct an annual performance self-evaluation.

Minutes

The Audit Committee shall maintain written minutes of its meetings and will file such minutes with the minutes of the meetings of the Board.

The Audit Committee shall meet at least quarterly and more often as necessary and make a report to the Board following each meeting. The Internal Auditor shall receive prior notification of all Audit Committee meetings and shall be entitled to participate in all Audit Committee meetings. The Audit Committee may require members of Management, the Corporate Internal Auditor, the independent auditors and others to attend meetings, provide pertinent information, or meet with any members of, or consultants to, the Audit Committee. The Committee shall report to the Board from time to time, as requested by the Board and at such other times as determined by the Audit Committee to be appropriate. The Audit Committee shall have the authority to retain special independent legal, accounting or other advisors to advise it, as it deems necessary. Subject to the Companies Law, the Audit Committee shall determine the extent of funding necessary for payment of compensation to any such independent legal, accounting and other consultants retained to advise the Audit Committee. While the Audit Committee has the responsibility and authority set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee (including any members who are “audit committee financial experts” as defined under the Exchange Act) are not full-time employees of the Company and although they may be accountants or auditors by profession or experts in the fields of accounting or auditing, they do not serve the Company in such capacity. Consequently, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor.

Appendix B

FORM OF CIPORIN EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of             , 2005 (the “Effective Date”) by and between Shopping.com (California), Inc., a Delaware corporation (the “Company”) and a wholly-owned subsidiary of Shopping.com Ltd., an Israeli corporation (“Parent”), and Daniel T. Ciporin (“Chairman”).

WHEREAS, Chairman recently resigned as Chief Executive Officer of the Company and Parent (the “CEO”); and

WHEREAS, the Company and Chairman wish to continue Chairman’s employment with the Company without interruption in his capacity as both Chairman of the Board of Directors of Parent (the “Board”) and as an employee of the Company pursuant to the terms of this Agreement.

WHEREAS, the Company and Chairman hereby acknowledge Chairman’s resignation as CEO.

NOW, THEREFORE, Company and Chairman hereto agree as follows:

1. Employment as Chairman and Employee. Chairman hereby agrees that he has resigned as CEO. The Company wishes to continue to employ Chairman in his capacity as both Chairman of the Board and as an employee, and Chairman agrees to continue in such capacities. Chairman shall continue as an employee of the Company for the duration set forth herein or until such earlier time as may be provided for herein.

(a) The Company and Chairman agree that Chairman’s resignation as CEO and/or the Company’s and or Parent’s hiring of a CEO shall not constitute a “Constructive Termination” as such term is defined in any prior employment agreement between the Company and/or Parent and Chairman, including, without limitation, that certain Amended and Restated Employment Agreement dated as of December 31, 2000 (the “Prior Agreement”).

(b) The Company and Chairman agree that he is entitled only to the benefits and payments (if any) as may be set forth herein in the event of his termination of employment for any reason and this Agreement supersedes in its entirety the Prior Agreement.

2. Employment Term, Salary, and Continued Vesting.

(a) For the twelve-month period immediately following the day of Chairman’s resignation as CEO (the “Resignation Date”), if Chairman serves as Chairman of the Board when elected by Parent shareholders or as an employee, he will receive a salary of $275,000 per year and be an employee of the Company (the ”Chairman Period A”).

(b) From the last day of Chairman Period A until December 31, 2006, if Chairman serves as Chairman of the Board when elected by Parent shareholders or as an employee, Chairman will receive a salary of $75,000 per year and will be an employee of the Company (the “Chairman Period B”). Chairman will receive no salary compensation for serving as Chairman after December 31, 2006.

(c) Per the terms of the Prior Agreement, Chairman will be eligible to receive a bonus for each fiscal year ending during the period that he served as CEO, which shall be determined in good faith by the Board based upon milestones established by the Compensation Committee of the Board. The target bonus for fiscal year 2005 shall be 73% of Chairman’s annual base salary paid to him in connection with his performance of services as CEO, and such bonus shall be prorated for 2005 for any partial years of employment as CEO. Upon the Resignation Date, Chairman will not be eligible to participate in the Company’s bonus plans during either Chairman Period A or Chairman Period B; provided however, that nothing in this Section 2 will affect Chairman’s eligibility to receive a bonus earned during his service as CEO prior to the Resignation Date.

(d) Upon the Resignation Date, Chairman will be entitled to monthly reimbursement of COBRA premium payments by the Company (provided Chairman timely elects COBRA continuation coverage) until the earlier of (i) the date Chairman becomes covered under another employer’s group health plan or (ii) 18 months from the later of (A) the Resignation Date or (B) the date Chairman ceases to be eligible for group health plan coverage in accordance with Section 2(e) hereof.

(e) As long as Chairman is an employee of the Company, he shall be eligible to participate in each employee benefit plan of the Company to the extent permitted by the terms of such plan. The Company shall reimburse Chairman for all reasonable travel and other business expenses incurred by him in carrying out his duties under this Agreement. While serving as an employee of the Company, the Company will pay Chairman not more than $2,000 annually for the cost of maintaining office and communications equipment in his home for use on Company business. In addition, while serving as an employee of the Company, Chairman may continue to use the Company-owned notebook computer and peripheral equipment currently in his possession, and, upon his termination of employment for any reason, Chairman shall (i) promptly return such notebook computer and peripheral equipment to the Company or (ii) purchase such notebook computer and peripheral equipment at its then fair market value (as determined by the Company), purged of any Company proprietary information.

(f) Pursuant to Parent’s 2004 Stock Incentive Plan (the “2004 Plan”), and contingent on approval by Parent’s shareholders at the Annual General Meeting in 2005 (“Shareholder Approval”), Parent shall grant to Chairman (i) an option to purchase 80,000 shares of Parent’s Ordinary Shares (the “Option Grant”), at a per share exercise price equivalent to the closing price on the Nasdaq National Market of Parent’s ordinary shares on the date of the grant of the Option Grant by the Board, and (ii) 35,000 shares of restricted ordinary shares of Parent (the “Restricted Share Grant”) (collectively, the Option Grant and the Restricted Share Grant, the “2005 Equity Awards”). Assuming Shareholder Approval, the Option Grant will begin vesting as of January 1, 2005 and will vest in equal amounts over the twenty-four (24) months following January 1, 2005. Assuming Shareholder Approval, the Restricted Share Grant will begin vesting as of July 1, 2005, with the first 17,500 restricted ordinary shares vesting on or about January 31, 2006 in connection with the achievement of performance objectives as set forth in Parent’s Performance Incentive Plan for Parent’s fiscal year 2005, and the remaining 17,500 restricted ordinary shares vesting on or about January 31, 2007 in connection with the achievement of performance objectives as set forth in Parent’s Performance Incentive Plan for Parent’s fiscal year 2006. The 2005 Equity Awards shall continue to vest in accordance with their terms (including, without limitation, the requirement that Chairman continue in service to the Company and/or Parent as required by the terms of the 2004 Plan and the agreements pursuant to which the 2005 Equity Awards were granted). Options to purchase ordinary shares previously granted to Chairman in his capacity as CEO on March 7, 2002, March 15, 2003 and November 5, 2003 respectively (the “Prior Awards”) pursuant to Parent’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan (the “2003 Plan”) will continue to vest in accordance with their terms (including, without limitation, the requirement that Chairman continue in service to the Company and/or Parent as required by the terms of the 2003 Plan and the agreements pursuant to which the Prior Awards were granted). The parties further acknowledge that Chairman holds two grants of fully vested options that were granted on November 30, 1999 and one fully vested grant on January 8, 1999, which are governed by the terms of the 2003 Plan, which superseded and replaced a prior equity incentive plan pursuant to which such options were granted (the “1999 Equity Awards”). Except as otherwise provided for herein, the 2005 Equity Awards, the Prior Awards and the 1999 Equity Awards shall continue to be governed by their terms and conditions (including, without limitation, the equity plan pursuant to which each such award was granted).

3. Employment at-will. Notwithstanding anything to the contrary in this Agreement, Chairman’s employment is employment “at will”. This means that either Chairman or the Company may terminate the employment relationship at any time for any or no reason, with or without cause. Chairman agrees that his employment with the Company is not intended to be and should not be construed to be a contract of employment for any specified duration.

4. Termination of Employment.

(a) Termination by the Company with Cause. The Company shall have the right at any time to terminate Chairman’s employment hereunder upon the occurrence of any of the following events (any such termination being referred to as a termination for “Cause”): (i) willful and substantial failure or neglect by Chairman, after notice thereof, to follow the lawful directions of the Board; (ii) intentional disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty by Chairman to the Company; (iii) the commission of an act of embezzlement or fraud or any other unauthorized use of corporate funds; (iv) the deliberate disregard of the written rules or policies of the Company by Chairman which (A) results in direct or indirect loss, damage or injury to the Company which is material to the Company and (B) persists after the Company provided Chairman with written notice of the alleged disregard and a reasonable opportunity to cure such disregard if such disregard of written rules or policies is curable; (v) the unauthorized disclosure of any trade secret or confidential information of the Company by Chairman resulting in director or indirect loss, damage or injury to the Company; or (vi) the commission of an act by Chairman which (A) constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract and (B) results in direct or indirect loss, damage or injury to the Company. The Company recognizes that Chairman will reside in Connecticut following the Effective Date, and Chairman’s failure to reside in proximity to the Company’s principal offices shall in no event constitute Cause.

(b) Termination by the Company for Death or Disability. The Company shall have the right at any time to terminate Chairman’s employment hereunder if Chairman is substantially unable to perform the essential functions of his position with or without reasonable accommodation by reason of any mental, physical or other disability that is reasonably expected to last for a period of at least six consecutive months or (if applicable) until such earlier time as Chairman becomes eligible to receive payments under the Company’s long-term disability policy (“Disability”). Chairman’s employment hereunder shall terminate automatically upon Chairman’s death.

(c) Termination by the Company without Cause. The Company shall have the right at any time to terminate Chairman’s employment hereunder for any other reason without Cause upon 30-days prior written notice to Chairman. For the avoidance of doubt, failure by Chairman to be reelected to the Board by Parent shareholders after being nominated by Parent shall not constitute a termination of employment, and the Company may continue to employ Chairman through Chairman Period B.

(d) Voluntary Termination by Chairman. Chairman shall be entitled to terminate his employment hereunder at any time upon 30-days prior written notice to the Company.

(e) Termination by Chairman for Good Reason. Chairman shall be entitled to terminate his employment at any time hereunder for Good Reason. For purposes of this Agreement, the term “Good Reason” means Parent’s failure to nominate Chairman for reelection to the Board during the term of Chairman’s employment as set forth in Sections 2(a) and 2(b); provided, however, that in the event of a termination for Good Reason, Chairman must first notify the Company in writing and provide Company 15-days to cure. For avoidance of doubt, during Chairman Period A or Chairman Period B, Chairman may not claim a termination for Good Reason as Chairman in the event that the shareholders of Parent fail to reelect Chairman to the Board.

(f) Notice of Termination. Any termination of Chairman’s employment hereunder (other than upon the death of Chairman) shall be communicated by Notice of Termination to the other party hereto given in accordance with this Section 4(f). For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) if the termination is by the Company for Cause or by Chairman for Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Chairman’s employment under the provision so indicated, and (iii) sets forth the date on which such termination shall be effective, which date shall be the date on which such notice is received unless such notice specifies a later date, which date, with respect to a termination pursuant to Sections 4(a), (b) or (e) shall not be more than fifteen (15) days after the giving of such notice (the “Date of

Termination”). The failure by any party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in any subsequent notice.

5. Effect of Termination of Employment.

(a) Termination by the Company with Cause or Voluntary Termination by Chairman. If Chairman’s employment is terminated for Cause or if Chairman resigns without Good Reason, Chairman’s salary and other benefits specified herein (including, without limitation, the salary and monthly COBRA premium reimbursements provided for in Section 2 hereof) shall cease on the Date of Termination, and Chairman shall not be entitled to any compensation specified herein that was not required to be paid prior to the Date of Termination.

(b) Termination by the Company Due to Death or Disability. If Chairman’s employment is terminated by death or Disability, the cash compensation provided for in Section 2 shall be paid to Chairman or, in the event of Chairman’s death, Chairman’s estate, as follows: Chairman’s then current base salary shall continue to be paid as if Chairman’s employment was terminated without Cause on the last day of the month during which such termination occurred. Notwithstanding the foregoing, if Chairman’s employment is terminated as a result of Disability, Chairman’s monthly COBRA reimbursements from the Company shall continue to be available to Chairman until the first to occur of (i) three (3) months following the Date of Termination, or (ii) such time as Chairman breaches the provisions of Sections 6 or 7 of this Agreement; provided, however that in no event shall such premium reimbursements extend beyond the period of time provided for in Section 2(d) hereof.

(c) Termination by the Company without Cause or Termination by Chairman for Good Reason. Subject to and contingent upon Chairman’s execution of a release of claims in favor of the Company and Parent in substantially the form of the document attached hereto as Exhibit A, in the event Chairman’s employment is terminated by the Company without Cause or if Chairman terminates employment for Good Reason, then (i) the Company shall continue to pay Chairman’s then unpaid salary pursuant to Sections 2(a) and 2(b) until December 31, 2006, (ii) the Company shall continue to reimburse Chairman’s health insurance premiums under COBRA pursuant to and until the date set forth in Section 2(d) and (iii) the 2005 Equity Awards shall vest in accordance with the terms as set forth in the applicable agreement evidencing each such award (the “2005 Equity Award Agreements”), the agreements of which are attached hereto as Exhibit B and (iv) the vesting of the number of options to purchase Parent ordinary shares which would have vested from the date of Chairman’s termination of employment through December 31, 2006 subject to Prior Awards shall accelerate and be fully vested and exercisable.

(d) Stock Option Exercise Period. Chairman shall be afforded a period of not less than one year in which to exercise the vested options included in the 1999 Equity Awards, the Prior Awards or the 2005 Equity Awards following the termination of his employment for any reason other than a termination by the Company for Cause, except that he shall be afforded a period of two years in which to exercise such vested options following the termination of his employment under Section 5(b) hereof; provided, however, that no such exercise period shall extend beyond the original term of the such vested options For purposes of this Section 5(d), the term “Cause” with respect to the (i) 2005 Equity Awards shall have the meaning set forth in the 2005 Equity Award Agreements, and (ii) 1999 Equity Awards and the Prior Awards shall have the meaning as set forth in Section 4(a) hereof.

6. Agreement Not to Compete.

(a) Chairman agrees that during the Non-Competition Period (as defined below), he will not, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage (for anyone other than the Company) in any Competitive Enterprise. For the purpose hereof, “Competitive Enterprise” is defined as specialized price-finding sites or services that are defined as competitive by leading industry analysts. The ownership by Chairman of not more than one percent (1%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq Stock Market or his ownership of a limited partnership interest in any venture capital or private equity fund shall not be deemed, in and of itself, to violate the prohibitions of this Section 6. The “Non-Competition Period” is (i) the longer of Chairman’s employment hereunder or the time period for which he serves as a director of the Company plus (ii) a period of (x), in the event Chairman’s employment is terminated pursuant to Sections 4(c) or 4(e) hereof, six months thereafter, or (y) in all other instances, one year thereafter.

(b) Chairman agrees during the Non-Competition Period not to take any action having the purpose or effect of interfering with or otherwise damaging in any material respect the Company’s business relationship with any of its principal customers or licensees.

(c) Chairman agrees that during the period of one (1) year following termination (for any reason) of his employment, he shall not, other than in connection with employment for the Company, directly or indirectly and in any manner, seek to induce any management employee or any other person entitled to receive a base salary of at least $40,000, who (in either case) is employed by the Company at any time during such one-year period, to leave his or her employment with the Company.

(d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under applicable law.

(e) For purposes of this Section 6 and Section 7 hereof, the “Company” refers to the Company, the Parent and any of their respective subsidiaries or subdivisions.

7. Secret Processes and Confidential Information.

(a) Chairman agrees, whether during or after his employment pursuant to this Agreement or thereafter, not to reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans or proposals), except as may be required in the ordinary course of performing Chairman’s duties as an employee of the Company or as may be required by law (as determined in coordination with the Company’s lawyers) or by court order, and Chairman shall keep secret all matters entrusted to such Chairman and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company. The restrictions on Chairman’s use or disclosure of confidential information shall remain in force until such information becomes generally available to the public through no fault of Chairman.

(b) Further, Chairman agrees that he shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than or the benefit of the Company. Chairman further agrees that he shall not use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of this Agreement, Chairman shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

(c) If at any time or times during his employment with the Company, Chairman (either alone or with others) makes, conceives, discovers or reduces to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Developments”) that (a) relate to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned Chairman by the Company or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company when used for Company purposes and not for incidental personal purposes, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Chairman shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assigns any rights Chairman may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

Upon disclosure of each Development to the Company, Chairman will, during his employment with the Company and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure Chairman’s signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Chairman’s physical or mental incapacity or for any other reason whatsoever, Chairman hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in Chairman’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Chairman.

(d) Upon the request of, and, in any event, upon termination of Chairman’s employment with the Company, Chairman shall promptly deliver to the Company all documents, data, records, notes, drawings, manuals and all other tangible information in whatever form which pertains to the Company, and Chairman will not retain any such information or any reproduction or excerpt thereof, other than copies of Chairman’s personal notes so long as such notes are not useful to or used by a competitor of the Company.

8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, or (c) one day after delivery to an overnight delivery courier. The addresses for such notices shall be as follows:

(a) For notices and communications to the Company:

Shopping.com (California), Inc.

8000 Marina Boulevard

5th Floor

Brisbane, CA 94005

Attention: General Counsel

(b) For notices and communications to Chairman:

Daniel T. Ciporin

[address]

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

9. General.

(a) Governing Law. This Agreement shall be construed under and governed by the laws of the State of Connecticut, without reference to its conflicts of law principles.

(b) Withholding. All payments and benefits made pursuant to this Agreement shall be subject to withholding of applicable taxes.

(c) Amendment; Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon Chairman, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of Chairman are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

(e) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

(f) Attorneys’ Fees. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys’ fees, shall be paid by the non-prevailing party.

(g) Equitable Relief. Chairman expressly agrees that breach of any provision of Sections 6 or 7 of this Agreement would result in irreparable injuries to the Company and to Parent, that the remedy at law for any such breach will be inadequate and that upon breach of such provisions, the Company and/or Parent, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company and/or to Parent. Except as provided in the preceding sentence, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in the city of New York, state of New York or at such other location as mutually agreed to by the parties, in accordance with the rules then obtaining of the American Arbitration Association. Judgment upon any arbitration award rendered may be entered in any court of competent jurisdiction.

(h) Entire Agreement. This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them, including without limitation the Prior Agreement.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Effective Date.

Shopping.com Ltd.		Chairman

By:		By:
	Michael Eisenberg		Daniel T. Ciporin
Chair, Compensation Committee of the Board of Directors

Appendix C

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is effective as of March 31, 2005 (“Employment Date”), by and between Shopping.com (California), Inc., a Delaware corporation (the “Company”), and Lorrie M. Norrington (the “Executive”).

WHEREAS, the parties wish to establish an employment relationship between the Executive and the Company;

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. Employment and Acceptance. The Company hereby employs the Executive, and the Executive agrees to serve and accept employment as described herein. Effective as of June 1, 2005, the Executive will serve as Chief Executive Officer of the Company and of the Company’s parent, Shopping.com, Ltd. (the “Parent”), reporting directly to the Board of Directors of the Parent (the “Board”). As Chief Executive Officer, the Executive shall oversee and direct the operations of the Company and the Parent including direct or indirect supervision of management personnel of the Company, and perform such other duties consistent with the responsibilities of Chief Executive Officer, all subject to the direction of the Board. In addition, during the Executive’s employment with the Company, the Executive shall devote all of her working time to such employment and appointment, shall devote her best efforts to advance the interests of the Company and shall not engage in any other business activities, as an employee, director, consultant or in any other capacity, whether or not she receives any compensation therefor, without the prior written consent of the Board; provided, however, that Executive may (a) manage personal and family investments and (b) participate in charitable and/or civic activities. For the period from the Employment Date through May 31, 2005, the Executive will serve as an executive officer reporting directly to the Board.

2. At Will Employment. The Executive’s employment with the Company shall be “at will” as defined by California law. This means that either the Executive or the Company may terminate the employment relationship at any time for any or no reason, with or without cause. By signing this Agreement, Executive agrees that this offer of employment is not intended to be and should not be construed to be a contract of employment for any specified duration.

3. Compensation. Subject to approval by the shareholders of the Parent, and in consideration of the performance by the Executive of her duties hereunder, during the Executive’s employment with the Company, the Company shall pay or provide to the Executive the following compensation which the Executive agrees to accept in full satisfaction for her services, and which shall be subject to all applicable withholdings:

(a) Base Salary. For the period from the Employment Date through May 31, 2005, the Executive shall receive a base salary equal to $4,166.66 per month which equals Fifty Thousand Dollars ($50,000) per annum, which base salary shall be paid in arrears per the Company’s standard payroll procedures. Effective as of June 1, 2005, the Executive shall receive a base salary equal to $29,166.66 per month which equals Three Hundred Fifty Thousand Dollars ($350,000) per annum, which base salary shall be paid in arrears per the Company’s standard payroll procedures. The base salary shall be reviewed on an annual basis by the Company and shall be subject to increase from time to time by the Company, in its sole discretion.

(b) Bonus. The Executive will be eligible to receive an annual bonus for each fiscal year, payable annually in arrears, which amount shall be determined in good faith by the Compensation Committee of the Board and subject to approval by the Audit Committee, the Board of Directors and the shareholders of the Parent, based upon the achievement of milestones established by the Compensation Committee. The target bonus for each year shall not be less than Two Hundred Fifty Thousand ($250,000), and shall be prorated for Executive’s length of service for any partial years of employment, to the extent that Executive would otherwise be eligible. In 2005, Executive shall receive a bonus of not less than fifty percent (50%) of Executive’s base salary prorated from June 1, 2005.

(c) Insurance Coverage and Other Benefits. The Executive shall be entitled to participate in such insurance, pension and all other benefit plans as are generally made available by the Company to its executive officers from time to time, which shall include medical, dental and disability insurance and a 401(k) plan. Such participation shall be subject to terms of the applicable plan documents. In addition, the Company shall pay directly or reimburse the Executive on request for attorneys’ fees up to $5,000 for the review of this Agreement.

(d) Stock Options and Other Equity Awards. Pursuant to the Parent’s 2004 Equity Incentive Plan (the “Plan”), and subject to approval by the Board of Directors and shareholders of the Parent, the Parent shall grant to the Executive an option to purchase 600,000 shares of the Parent’s Ordinary Shares (the “Option”), at a per share exercise price equal to the closing price of Shopping.com Ltd. stock as quoted on the NASDAQ exchange on the day of the Board’s approval of the grant. The Option shall vest as follows: the Option shall vest in equal monthly installments over forty-eight (48) months, subject to Executive’s continued employment with the Company. Further, (i) upon the occurrence of a Corporate Transaction (as defined in Section 19 of the Plan), fifty percent (50%) of the unvested portion of the Option shall thereupon be deemed vested and immediately exercisable; and (ii) if, within the period commencing three (3) months before a Corporate Transaction (as defined in Section 19 of the Plan and further defined below) and ending twelve (12) months after such Corporate Transaction, Executive’s employment with the Company is terminated without Cause, as defined below (and not as a result of her death or disability, as defined below), or Executive resigns with Good Reason, as defined in Section 4(c) below, and subject to Executive’s execution of a release of claims as described in Section 5(d), one hundred percent (100%) of the unvested portion of the Option shall be deemed immediately vested and exercisable. Whether or not in connection with a Corporate Transaction, if Executive’s employment is terminated without Cause or she voluntarily resigns for Good Reason, she shall be afforded a period of one (1) year to exercise all of her then vested options or, if earlier, the expiration date of such options. If Executive’s employment is terminated pursuant to Section 4(b) below, she (or her estate) shall be afforded a period of two (2) years to exercise all of her then vested options or, if earlier, the expiration date of such options. In addition to the Option, the Executive shall be eligible to receive annual grants of options and/or other equity awards on the same basis as other senior level executives of the Company. Any stock option grants or other equity awards (except the Restricted Shares as defined below) received by Executive while she is employed by the Company as Chief Executive Officer will include the potential accelerated vesting provisions described in this Section 3(d).

Pursuant to the Plan, and subject to approval by the Board of Directors and shareholders of the Parent, the Parent shall grant to the Executive 25,000 restricted shares of the Parent’s Ordinary Shares (the “Restricted Shares”) at a per share price equal to the par value of the Shares. The Restricted Shares shall vest as follows: One hundred percent (100%) of the Restricted Shares shall vest upon the determination by the Board that the Company achieved at least one hundred percent (100%) of the revenue and EBITDA (or net income) targets established by the Board for each of the fiscal years 2005, 2006 and 2007; provided however, that all of the Restricted Shares shall be fully vested on May 31, 2009 subject to Executive’s continued employment with the Company.

(e) Paid Time Off. During the Executive’s employment with the Company, the Executive shall accrue, on a semi-monthly basis, paid time off (which includes vacation, sick time, and all personal time off) at the annualized rate of three (3) weeks vacation each year, to be taken at such times and intervals as shall be determined by Executive subject to the reasonable business needs of the Company.

4. Termination.

(a) Termination by the Company for Cause. The following events shall be deemed termination for Cause: (i) willful and substantial failure or neglect by the Executive to follow the lawful directions of the

Board which, if curable, is not cured within fifteen (15) days after written notice to the Executive specifying the failure or neglect, (ii) intentional disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement or fraud or any other unauthorized use of corporate funds which in any such case was committed with the intent to result in her substantial personal enrichment; (iv) the deliberate disregard of the written rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company which is material to the Company; or (v) the unauthorized disclosure of any trade secret or confidential information of the Company that results in material harm to the Company.

(b) Termination by Company for Death or Disability. The Company shall have the right at any time to terminate the Executive’s employment hereunder if the Executive has been substantially unable to perform the essential functions of her position with or without reasonable accommodation by reason of any mental, physical or other disability for a period of at least six (6) consecutive months or until such earlier time as the Executive becomes eligible to receive payments under the Company’s long-term disability policy. The Executive’s employment hereunder shall also terminate automatically upon the death of the Executive. The termination pursuant to this provision shall be deemed termination for Cause.

(c) Resignation by Executive for Good Reason. For purposes of this Agreement, “Good Reason” means any of the following conditions, which condition(s), if curable, remain(s) in effect fifteen (15) days after written notice to the Board of Directors from Executive of such condition(s): (i) a decrease in Executive’s base salary (other than a reduction of up to 20% that is applied to substantially all other senior executives of the Company); (ii) an adverse change in Executive’s authority, status, general responsibilities or duties that is not de minimus; (iii) the relocation of Executive’s work place to a location greater than fifty (50) miles from Executive’s then-existing primary place of business; (iv) the failure to nominate Executive for reelection and use commercially reasonable best efforts to secure her reelection as a member of the Board of Directors; or (v) a breach by the Company of a material provision of this Agreement.

5. Severance.

Provided in any event that Executive complies with Section 6 below:

(a) If the Executive’s employment is terminated without Cause or she voluntarily resigns for Good Reason (each as defined above), the Company will provide Executive with a severance package consisting of: (i) one hundred percent (100%) of her then current annual base salary paid in equal monthly installments over twelve (12) months following the date of termination; (ii) fifty percent (50%) of the unvested portion of the Option shares (as defined above) and any other equity awards (except the Restricted Shares which will vest on a pro rata basis to the extent the annual targets have been met as of the date of termination) held by Executive on the date of termination shall vest and become immediately exercisable; (iii) a pro rata portion (based on days worked during the year in which Executive’s employment is terminated and percentage of achievement of annual performance goals) of the annual bonus for which Executive is eligible, if any, pursuant to Section 3(b); (iv) any earned and accrued annual bonus for which Executive is eligible pursuant to Section 3(b) for the year before the year in which Executive’s employment is terminated; and (v) an amount equal to twelve (12) months of premiums for coverage pursuant to COBRA, less normal withholding, paid monthly over twelve (12) months for the continuation of her health benefits for such period.

(b) If the Executive’s employment is terminated with Cause, the Executive’s salary and other benefits specified in Section 3 shall cease on the date her employment terminates (the “Date of Termination”), and the Executive will not be entitled to any compensation specified in Section 3 which was not required to be paid prior to the Date of Termination.

(c) If the Executive’s employment is terminated by the death or disability of the Executive (pursuant to Section 4(b)), the Executive’s compensation provided in Section 3 shall be paid to the Executive or, in the event of the death of the Executive, the Executive’s estate, as follows: (i) the Executive’s then current base salary shall continue to be paid as if the Executive’s employment were terminated with Cause on the last day of the month during which such termination occurred; (ii) any earned and accrued annual bonus for which Executive is eligible pursuant to Section 3(b) for the year before the year in which Executive’s employment is terminated; and (iii) a pro rata portion (based on days worked during the year in which Executive’s employment is terminated and percentage of achievement of annual performance goals) of the annual bonus for which Executive is eligible, if any, pursuant to Section 3(b).

(d) The receipt of any severance pursuant to this Section 5 will be subject to Executive signing and not revoking a separation agreement and release of claims in substantially the form attached as Exhibit A, but with any appropriate modifications, reflecting changes in applicable law, as is necessary or appropriate to provide the Company with the protection it would have if the release were executed as of the effective date of such release. No severance will be paid or provided until the separation agreement and release agreement becomes effective.

(e) In addition to any other available remedies for such breach, a material breach of this Agreement or the Employee Non-Disclosure, Non-Competition & Non-Solicitation Agreement by Executive which, if curable, is not cured within fifteen (15) days after written notice to the Executive specifying the breach shall relieve the Company of its obligations pursuant to this Section 5.

(f) In the event of termination of the Executive’s employment for any reason, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due to her from the Company on account of any remuneration or benefits provided by any subsequent employment she may obtain. The parties agree that any amount paid Executive as severance pursuant to this Agreement is in lieu of and a substitute for any amount(s) to which Executive would be entitled pursuant to any severance plan or program adopted by the Company from time to time.

6. Agreement Not to Compete.

(a) Executive agrees that for a period of one (1) year after the termination of her employment with the Company for any reason or at any time (the “Termination Date”), Executive shall not, directly or indirectly, engage in or advise others, whether as an owner, employee or consultant, or in any other capacity, in establishing, operating, developing, or in soliciting or providing investment capital for, any company whose primary business is comparison shopping.

(b) Nothing herein shall prohibit Executive from owning (i) securities in any publicly held corporation that is covered by the restrictions set forth in this Section, not exceeding 3% of the outstanding beneficial ownership of such entity, or (ii) an interest in any venture capital fund, but only to the extent that Executive does not own, of record or beneficially, more than 10% of such fund.

(c) The Executive agrees that for a period of twelve (12) months after the Termination Date, Executive shall not, directly or indirectly, solicit any individual who is then presently employed by the Company or its Parent or any of its subsidiaries for employment with any other employer.

(d) Executive acknowledges and agrees that the foregoing provisions are reasonable and necessary to protect the confidential information, business relationships, and goodwill of the Company. The business of the Company is worldwide, and engaging or threatening to engage in activities anywhere in the world in violation of this Section would cause the Company irreparable harm, which harm will not be adequately and fully redressed by the payment of damages to the Company. The post-employment restraints contained herein do not restrain Executive from engaging in an entire business or profession but only from engaging in a narrow and specific subset of activities. Executive further acknowledges and agrees that this Section consists of a series of separate covenants that are reasonable in light of the circumstances as they exist on the date on which this Agreement has been executed, and that should a determination nonetheless be made by a tribunal having jurisdiction over the matter at a later date that any covenant contained in this Agreement is unreasonable in light of the circumstances that then exist, then it is the intention of the parties that the tribunal shall construe or if necessary modify the Agreement so as to impose those restrictions that are reasonable in light of the circumstances as they then exist and assure the Company of the intended benefit of this Agreement.

7. Executive agrees that as a further condition of employment she will execute the Company’s standard Employee Non-Disclosure, Non-Competition & Non-Solicitation Agreement (attached hereto as Exhibit B).

8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, or (c) one day after delivery to an overnight delivery courier. The addresses for such notices shall be as follows:

(a) For notices and communications to the Company:

Shopping.com (California), Inc.

8000 Marina Boulevard

Fifth Floor

Brisbane, CA 94005

Facsimile: 650-616-6612

Attention: General Counsel

(b) For notices and communications to the Executive:

Lorrie M. Norrington

[address]

With a copy to:

Paul M. Ritter, Esq.

Kronishlieb, Weiner and Hellman LLP

1114 Avenue of the Americas

New York, NY 10036

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

9. General.

9.1 Governing Law. This Agreement shall be construed under and governed by the laws of the State of California, without reference to its conflicts of law principles.

9.2 Amendment; Waiver; Interpretation. This Agreement may be amended, modified, superseded, cancelled, renewed or and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

9.3 Successors and Assigns. This Agreement shall be binding upon the Executive, without regard to the duration of her employment by the Company or reasons for the cessation of such employment, and inure to the benefit of her administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

9.4 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

9.5 Attorneys’ Fees. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, all expenses, including reasonable attorneys’ fees, shall be paid by the Company if the Executive is the prevailing party. If the Company is the prevailing party in such an action, each side will bear its own expenses, fees and costs.

9.6 Equitable Relief. As a condition of Executive’s employment, Executive will be required to execute the Company’s Arbitration Agreement (enclosed).

9.7 Entire Agreement. This Agreement and the Indemnification Agreement between Executive and Company dated as of March 31, 2005 including the exhibits and schedules hereto, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them, including without limitation all prior versions of this Agreement and amendments thereto.

9.8 If it is subsequently determined that Section 409A of the Internal Revenue Code is applicable to any compensation or interests provided herein, the Executive and the Company agree to negotiate in good faith an amendment to this Agreement to the extent necessary to comply with or otherwise to avoid the twenty percent (20%) excise tax under Section 409A.

9.9 The Company agrees that if after submission to shareholders of the Parent, shareholder approval is not obtained on any matter on which shareholder approval is required herein, the Company shall in good faith use commercially reasonable best efforts to obtain shareholder approval of an arrangement which would provide the Executive with appropriate and competitive compensation for her service hereunder.

9.10 In the event that the vesting of the options or other equity awards granted to the Executive together with all other payments and the value of any benefit received or to be received by the Executive would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then the Executive’s payment shall be either (A) the full payment or (B) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 9.10 shall be made by the Company’s outside tax advisor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to the Executive (the “Tax Advisor”). Company shall cause the Tax Advisor to provide detailed supporting calculations of its determinations to Company and the Executive. Notice must be given to the Tax Advisor within fifteen (15) business days after an event entitling the Executive to a payment under this Agreement. All fees and expenses of the Tax Advisor shall be borne solely by Company. The Tax Advisor’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of Section 9.10, Company and the Executive hereby elect and agree to make all determination as to present value using one hundred twenty percent (120%) of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on the date of this Agreement. Company agrees to reimburse the Executive (on an after-tax basis) up to $10,000 for her reasonable legal and other professional expenses of pursuing any reasonable contest, claim or cause of action (including any claim of tax refund) on her own behalf that may arise (notwithstanding the application of the foregoing provisions of this Section 9.10) as a result of (i) the Internal Revenue Service seeking to impose an Excise Tax on the Executive or (ii) Company (or any successor) withholding or seeking to withhold any Excise Tax from any payment or benefit to the Executive without her consent; provided, however, reimbursement will only be provided to Executive under subsections (i) or (ii) hereof if the Executive prevails (excluding a settlement).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHOPPING.COM LTD		EXECUTIVE:

By:	/S/ MICHAEL EISENBERG	By:	/S/ LORRIE M. NORRINGTON
Name:	Michael Eisenberg		Lorrie M. Norrington
Title:	Chairman, Compensation Committee

SHOPPING.COM LTD.

1 Zoran Street Netanya, 42504, Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned being a holder of ordinary shares of Shopping.com Ltd. (the “Company”) hereby appoints Greg J. Santora and Martin E. Roberts, or either of them, each with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of the Company, held by the undersigned of record on April 28, 2005, at the Annual General Meeting of the Shareholders of Shopping.com Ltd. to be held on June 7, 2005, or at any adjournment thereof.

This proxy, when properly executed and returned in a timely manner, will be voted at the Annual General Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposals 1, 2A, 2B and 3, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual General Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

SHOPPING.COM LTD.

June 7, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION TO THE BOARD AND “FOR” PROPOSALS 2A, 2B AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Michael Eisenberg John Johnston Reinhard Liedl

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2A. Confirmation of Compensation of Daniel T. Ciporin:

2B. Confirmation of Compensation of Lorrie M. Norrington:

3. Ratification of Appointment of PricewaterhouseCoopers LLC as Independent Registered Public Accounting Firm for Fiscal 2005 and authorization of the Board of Directors to set the compensation of the Independent Registered Public Accounting Firm:

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 24 HOURS PRIOR TO THE TIME OF THE METING IN THE ENCLOSED ENVELOPE.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.